                                                                   EXHIBIT 10.25

                         RECEIVABLES PURCHASE AGREEMENT

                                      among

                         CITGO FUNDING COMPANY, L.L.C.,
                                    as Seller

                          CITGO PETROLEUM CORPORATION,
                                   as Servicer

                         ASSET ONE SECURITIZATION, LLC,
                                    as Issuer

                                       and

                                SOCIETE GENERALE,
                                    as Agent

                          Dated as of February 28, 2003

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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
ARTICLE I.        AMOUNTS AND TERMS OF THE PURCHASES........................................................     1

         Section 1.1.      Purchase Facility................................................................     1
         Section 1.2.      Making Purchases.................................................................     1
         Section 1.3.      Purchased Interest Computation...................................................     3
         Section 1.4.      Settlement Procedures............................................................     3
         Section 1.5.      Fees.............................................................................     6
         Section 1.6.      Payments and Computations, Etc...................................................     7
         Section 1.7.      Dividing or Combining Portions of the Capital of the Purchased Interest..........     7
         Section 1.8.      Increased Costs..................................................................     7
         Section 1.9.      Requirements of Law..............................................................     8
         Section 1.10.     Inability to Determine Eurodollar Rate...........................................     9

ARTICLE II.       REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS.............................    10

         Section 2.1.      Representations and Warranties; Covenants........................................    10
         Section 2.2.      Termination Events...............................................................    10

ARTICLE III.      INDEMNIFICATION...........................................................................    10

         Section 3.1.      Indemnities by the Seller........................................................    10
         Section 3.2.      Indemnification by the Servicer..................................................    12

ARTICLE IV.       ADMINISTRATION AND COLLECTIONS............................................................    13

         Section 4.1.      Appointment of Servicer..........................................................    13
         Section 4.2.      Duties of Servicer...............................................................    14
         Section 4.3.      Lock-Box Arrangements............................................................    15
         Section 4.4.      Enforcement Rights...............................................................    15
         Section 4.5.      Responsibilities of the Originator; Assignment of Rights Under Purchase
                           and Sale Agreement...............................................................    16
         Section 4.6.      Servicing Fee....................................................................    17

ARTICLE V.        MISCELLANEOUS.............................................................................    17

         Section 5.1.      Amendments, Etc..................................................................    17
         Section 5.2.      Notices, Etc.....................................................................    17
         Section 5.3.      Assignability....................................................................    18
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
         Section 5.4.      Costs, Expenses and Taxes........................................................    18
         Section 5.5.      No Proceedings; Limitation on Payments...........................................    19
         Section 5.6.      Confidentiality..................................................................    19
         Section 5.7.      GOVERNING LAW AND JURISDICTION...................................................    19
         Section 5.8.      Execution in Counterparts........................................................    20
         Section 5.9.      Termination; Survival of Termination.............................................    20
         Section 5.10.     WAIVER OF JURY TRIAL.............................................................    20
         Section 5.11.     Entire Agreement.................................................................    20
         Section 5.12.     Headings.........................................................................    21
         Section 5.13.     Issuer's Liabilities.............................................................    21
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
EXHIBIT I - DEFINITIONS.....................................................................................     I-1
EXHIBIT II - CONDITIONS OF PURCHASES........................................................................    II-1
EXHIBIT III - REPRESENTATIONS AND WARRANTIES................................................................   III-1
EXHIBIT IV - COVENANTS......................................................................................    IV-1
EXHIBIT V - TERMINATION EVENTS..............................................................................     V-1
EXHIBIT VI - DIRECT DILUTION ITEMS..........................................................................    VI-1
EXHIBIT VII - SUPPLEMENTAL PERFECTION REPRESENTATIONS,
              WARRANTIES AND COVENANTS......................................................................   VII-1
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SCHEDULE I - CREDIT AND COLLECTION POLICY
SCHEDULE II - LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS
SCHEDULE III - TRADE NAMES
SCHEDULE IV - SPECIAL CONCENTRATION PERCENTAGES
SCHEDULE V - DESCRIPTION OF RECEIVABLES
SCHEDULE VI - LIST OF OFFICES WHERE RECORDS CONCERNING RECEIVABLES
              ARE KEPT

ANNEX A - FORM OF NOTICE OF REQUEST TO INCREASE PURCHASED INTEREST ANNEX B - FORM OF NOTICE OF REDUCTION OF PURCHASED INTEREST
ANNEX C - FORM OF LOCK-BOX AGREEMENT
ANNEX D-1 - FORM OF INTERIM RECEIVABLES REPORT
ANNEX D-2 - FORM OF MONTHLY RECEIVABLES REPORT
ANNEX E - FORM OF GENERAL CORPORATE OPINION
ANNEX F - FORM OF ENFORCEABILITY AND PERFECTION OPINION
ANNEX G - FORM OF TRUE SALE AND NONCONSOLIDATION OPINION
ANNEX H - FORM OF LLC AGREEMENT OPINION
ANNEX I - FORM OF CHOICE OF LAW OPINION

                         RECEIVABLES PURCHASE AGREEMENT

                  This RECEIVABLES PURCHASE AGREEMENT (this "Agreement") is entered into as of February 28, 2003 among CITGO FUNDING COMPANY, L.L.C. a limited liability company, as seller (the "Seller"), CITGO PETROLEUM CORPORATION, a Delaware corporation, as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), ASSET ONE SECURITIZATION, LLC, a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and SOCIETE GENERALE, a banking corporation organized under the laws of France, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the Issuer pursuant to an agreement between the Issuer and the Agent.

                  PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits hereto to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

                  The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Issuer may, from time to time, in its sole discretion acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments which are made by the Issuer and additional incremental payments made to the Seller.

                  In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                       AMOUNTS AND TERMS OF THE PURCHASES

         Section 1.1 Purchase Facility. (a) On the terms and conditions hereinafter set forth, the Issuer agrees to purchase and make reinvestments in the Purchased Interest from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall the Issuer make any such purchase or reinvestment if (i) after giving effect to such purchase or reinvestment the aggregate outstanding Capital of the Purchased Interest would exceed the Purchase Limit or (ii) as a result of the making of such purchase or reinvestment, the Purchased Interest would exceed 100%. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Issuer to purchase or reinvest in the Purchased Interest.

         (b) The Seller may, upon at least five Business Days' notice to the Agent, terminate the purchase facility provided in this Section 1.1 in whole or, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

         Section 1.2 Making Purchases. (a) Each purchase (but not reinvestments) of undivided ownership interests with regard to the Purchased Interest hereunder, upon the Seller's irrevocable written notice in substantially the form of Annex A delivered to the Agent in accordance with Section 5.2 (which notice must be received by the Agent prior to 11:00 a.m., New York City time) at least two Business Days prior to the requested purchase date, which notice shall specify (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $5,000,000 and shall be in integral multiples of $250,000, being the "Capital" relating to the undivided ownership interest then being purchased), (B) the date of such purchase (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in Capital and (D) the duration of the initial Fixed Period(s) for such purchase. The Agent shall select the duration of such initial Fixed Period(s), and each subsequent Fixed Period in its sole discretion; provided that the Agent shall use reasonable efforts, taking into account market conditions, to accommodate Seller's preference.

         (b) On the date of each purchase (but not reinvestment) of undivided ownership interests with regard to the Purchased Interest hereunder, the Issuer shall, upon satisfaction of the applicable conditions set forth in
Exhibit II hereto, make available to the Seller in same day funds, at Bank of New York, account # 8900126485, ABA # 021000018 an amount equal to the Capital relating to the undivided ownership interest then being purchased.

         (c)      Effective on the date of each purchase pursuant to this
Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Issuer an undivided percentage ownership interest in
(i) each Receivable then existing, (ii) all Related Security with respect to such Receivables, and (iii) Collections with respect to, and other proceeds of, such Receivables and Related Security.

         (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Issuer a security interest in all of the Seller's right, title and interest (including without limitation any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising
(A) all Receivables, (B) all Related Security with respect to such Receivables,
(C) all Collections with respect to such Receivables, (D) the Lock Box Accounts and all amounts relating to Receivables on deposit therein and all certificates and instruments, if any, from time to time evidencing such Lock Box Accounts and amounts relating to Receivables on deposit therein, and (E) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The Issuer shall have, with respect to the property described in this Section 1.2(d), and in addition to all the other rights and remedies available to the Issuer, all the rights and remedies of a secured party under any applicable UCC. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the Seller's interest in the foregoing is expressly subordinated in all respects to the payment of the Capital, the Discount on the Purchased Interest, all fees and all other amounts payable by Seller hereunder and under other Transaction Documents to Issuer, the Agent, the Affected Persons and all Indemnified Parties. In connection with the grant of the transfer of ownership of those assets set forth in Section 1.2(c) or the security interest in the assets set forth in this Section 1.2(d) by signing this Agreement in the space provided, the Seller hereby authorizes the filing of, as applicable, UCC financing statements in all necessary jurisdictions.

         Section 1.3  Purchased Interest Computation. The Purchased
Interest shall be initially computed on the date of the initial purchase hereunder. Thereafter until the Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest (and the percentage of Collections represented by the Purchased Interest) shall (until the event(s) giving rise to such Termination Day are satisfied or waived by the Agent) be deemed to be 100%. With respect to each calculation of the Purchased Interest, the Discount Reserve, the Required Loss Reserve, the Required Dilution Reserve and the Fee Reserve used in such calculation shall be measured using the information reported in the most recent Interim Receivables Report or Monthly Receivables Report, as applicable. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder to the Issuer, the Agent, and any other Indemnified Party or Affected Person, are paid in full and the Servicer shall have received all accrued and unpaid Servicing Fees.

         Section 1.4  Settlement Procedures. (a) Collection of the
Receivables shall be administered by the Servicer in accordance with the terms of this Agreement. All Collections of Receivables shall be remitted on a daily basis to the Lock-Box Accounts. All amounts deposited to a Lock-Box Account shall be identified as Collections of Receivables and collections of Excluded Receivables ("Excluded Receivables Collections"). All Excluded Receivables Collections shall be removed from each Lock-Box Account within one (1) Business Day of deposit thereof and remitted to the Originator pursuant to Section 4.2(b).

         (b) The Servicer shall, on each day on which Collections of Receivables are received (or deemed received) by the Seller or Servicer:

                  (i) set aside and hold in trust (and, at the request of the Agent, segregate by depositing into a separate account approved by the Agent) for the Issuer, the Agent, the Affected Persons and the Indemnified Parties, as applicable, out of the percentage of such Collections represented by the Purchased Interest an amount equal to
         (A) first, the Discount accrued through such day for each Portion of Capital and not previously set aside; (B) second, to the extent funds are available therefor, an amount equal to the Program Fees accrued through such day for the Purchased Interest and not previously set aside; (C) third, to the extent funds are available therefor, an amount equal to the Servicing Fee accrued through such day for the Purchased Interest and not previously set aside; and (D) if such day is a Termination Day, fourth, all other amounts (other than Capital) payable to the Issuer, the Agent, and any other Affected Person or Indemnified Party;

                  (ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, on behalf of the Issuer, the remainder of all such Collections that were not set aside pursuant to paragraph (i) above; such Collections shall be automatically reinvested in Receivables, and in the Related Security and Collections and other proceeds with respect thereto, and the Purchased Interest shall be automatically recomputed pursuant to Section 1.3; provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest but shall set aside and hold in trust for the Issuer (and shall, at the request of the Agent, segregate in a separate account approved by the Agent) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%;

                  (iii) if such day is a Termination Day, set aside, segregate and hold in trust (and shall at the request of the Agent, segregate in a separate account approved by the Agent) for the Issuer all Collections less the amount set aside pursuant to paragraph (i) above; provided that if amounts are set aside and held in trust, on any Termination Day of the type described in clause (a) of the definition of "Termination Day", and on such day or thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or are waived by the Agent, such previously set aside amounts shall be reinvested in accordance with the preceding paragraph (ii) on the day of such subsequent satisfaction or waiver of conditions; and

                  (iv) during such times as amounts are required to be reinvested in accordance with the foregoing paragraph (ii) or the proviso to paragraph (iii), release to the Seller within one (1) Business Day (subject to Section 1.4(f)) for its own account any Collections in excess of (x) such amounts, (y) the amounts that are required to be set aside pursuant to paragraph (i) above, the proviso to paragraph (ii) above and paragraph (iii) above and (z) all reasonable and appropriate out-of-pocket costs and expenses of the Servicer of servicing, collecting and administering the Receivables.

         (c) The Servicer shall deposit into the Administration Account (or such other account designated by the Agent), (i) on the last day of each Settlement Period relating to a Portion of Capital, Collections held for the Issuer pursuant to Section 1.4(b)(i)(A) and Section 1.4(f), if applicable, with respect to such Portion of Capital and the lesser of (x) the amount of Collections then held for the Issuer pursuant to Sections 1.4(b)(ii) and 1.4(b)(iii) and (y) the sum of such Portion of Capital and any amounts due under this Agreement other than Capital, Discount, Program Fees or Servicer Fees and
(ii) on each Settlement Date, Collections held for the Issuer pursuant to clauses (B) and (C) of Section 1.4(b)(i), provided that so long as CITGO is the Servicer and the Agent has not requested the Servicer to deposit into a separate account those Collections set aside pursuant to Section 1.4(b)(i), the Servicing Fee may be retained by the Servicer rather than deposited into the Administration Account.

         (d) Upon receipt of funds deposited into the Administration Account pursuant to Section 1.4(c) with respect to any Portion of Capital, the Agent shall cause such funds to be distributed as follows:

                  (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to the Issuer in payment in full of all accrued Discount with respect to such Portion of Capital, second, to the Issuer (payable in arrears on the Settlement Date) in payment in full of all accrued Program Fees and third, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (C) of Section 1.4(b)(i) and deposited such amounts in the Administration Account pursuant to Section 1.4(c), to the Servicer (payable in arrears on the Settlement Date) in payment in full of accrued Servicing Fees so set aside; and

                  (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first, to the Issuer in payment in full of all accrued Discount with respect to such Portion of Capital, second, to the Issuer in payment in full of all accrued Program Fees, third, if CITGO is not the Servicer and the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause
         (C) of Section 1.4(b)(i) and deposited such amounts in the Administration Account pursuant to Section 1.4(c), to the Servicer in payment in full of all accrued Servicing Fees, fourth, to the Issuer, the Agent and any other Affected Person or Indemnified Party all other amounts (other than Indemnified Amounts) payable to the Issuer, the Agent and any other Affected Person or Indemnified Party under this Agreement and other Transaction Documents, including, without limitation, amounts payable pursuant to Section 5.04, fifth, to the Issuer in payment in full of such Portion of Capital (or if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), sixth, if the Capital and accrued Discount with respect to each Portion of Capital has been reduced to zero, all accrued Program Fees payable to the Issuer have been paid in full, all amounts payable to the Issuer, the Agent and any other Affected Person or Indemnified Party pursuant to clause fourth above, have been paid in full, and all accrued Servicing Fees payable to the Servicer pursuant to clause third above have been paid in full, to the Issuer, the Agent and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder and seventh, if CITGO is the Servicer and the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (C) of Section 1.4(b)(i) and deposited such amounts in the Administration Account pursuant to Section 1.4(c), to the Servicer in payment in full of all accrued Servicing Fees.

After the Capital and Discount, Program Fees and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller to the Issuer, the Agent or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional or remaining Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

         (e)      For the purposes of this Section 1.4:

                  (i) if on any day the Outstanding Balance of any Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any discount or other adjustment made by the Seller, or any setoff or dispute between the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or adjustment;

                  (ii) if on any day any of the representations or warranties of the Seller in paragraphs (g) or (o) of Exhibit III or Sections 2, 3 or 4 of Exhibit VII is not true with respect to any Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full;

                  (iii)    except as provided in paragraph (i) or (ii) of this
         Section 1.4(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor with respect to any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such

         Receivable, unless such Obligor designates its payment for application to specific Receivables; and

                  (iv) if and to the extent the Agent or the Issuer shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent or the Issuer, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

The Seller shall deposit to the Administration Account an amount equal to all Collections deemed to have been received by the Seller pursuant to this Section 1.4(e).

         (f) If at any time the Seller shall wish to cause the reduction of a Portion of Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

                  (i) the Seller shall give the Agent at least five Business Days' prior written notice thereof in substantially the form of Annex B (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                  (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections with respect to such Portion of Capital not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                  (iii) the Servicer shall hold such Collections in trust for the Issuer, for payment to the Agent on the last day of the current Settlement Period relating to such Portion of Capital, and the applicable Portion of Capital shall be deemed reduced in the amount to be paid to the Agent only when in fact finally so paid;

provided that,

                  A. the entire Capital of the Purchased Interest after giving effect to such reduction shall be not less than $10,000,000,

                  B. the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Fixed Period, and

                  C. if two or more Portions of Capital shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to Section 1.4(f)(i), to the Portion of Capital with the shortest remaining Fixed Period.

         Section 1.5. Fees. The Seller shall pay to the Agent certain fees in the amounts and on the dates set forth in a letter dated February 28, 2003 between the Seller and the Agent delivered pursuant to Section 1 of Exhibit II, as such letter agreement may be amended, supplemented or otherwise modified from time to time.

         Section 1.6. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after noon (New York City time) will be deemed to have been received on the immediately succeeding Business Day.

         (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller (whether as Servicer or otherwise) when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

         (c) All computations of interest under subsection (b) above and all computations of Discount, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

         Section 1.7. Dividing or Combining Portions of the Capital of the Purchased Interest. The Seller may, on the last day of any Fixed Period, either
(i) divide the Capital of the Purchased Interest into two or more portions (each, a "Portion of Capital") equal, in aggregate, to the Capital of the Purchased Interest, provided that after giving effect to such division the amount of each such Portion of Capital shall not be less than $5,000,000, or
(ii) combine any two or more Portions of Capital outstanding on such last day and having Fixed Periods ending on such last day into a single Portion of Capital equal to the aggregate of the Capital of such Portions of Capital.

         Section 1.8. Increased Costs. (a) If the Agent, the Issuer, any Purchaser, any other Program Support Provider or any of their respective Affiliates (each an "Affected Person") determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate with supporting documentation, if available and applicable, as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. For avoidance of doubt any increase in cost and/or reduction in yield caused by regulatory capital allocation adjustments due to Financial Accounting Standards Board's Interpretation 46 (or any future statement or interpretation issued by the Financial Accounting Standards Board or any successor thereto) shall be covered by this Section 1.8.

         (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 1.9) in or in the interpretation of any law or regulation issued or occurring after the date hereof or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date hereof, there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the Purchased Interest in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon demand by such Affected Person, the Seller shall immediately pay to such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate with supporting documentation, if available and applicable, as to such amounts submitted to the Seller by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

         (c) If any of the events requiring payments of additional amounts by the Seller under paragraphs (a) or (b) above occurs, the applicable Affected Person shall take such steps as may be reasonable (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its funding office if such change would avoid the Seller being required to pay any additional amounts and would not increase any cost to such Affected Person or be otherwise disadvantageous to the Agent or such Affected Person, and shall consult with the Seller in good faith with a view to agreeing to alternative arrangements whereby any such requirement can be avoided or mitigated.

         Section 1.9. Requirements of Law. (a) In the event that any Affected Person determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

                  (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof);

                  (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

                  (iii) does or shall impose on such Affected Person any other condition;

and, the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital in respect of which Discount is computed by reference to the Eurodollar Rate or the Base Rate or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate or the Base Rate, then, in any such case, upon demand by such Affected Person the Seller shall pay such Affected Person any additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive in the absence of manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

         (b) If any of the events requiring payments of additional amounts by the Seller under paragraph (a) above occurs, the applicable Affected Person shall take such steps as may be reasonable (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its funding office if such change would avoid the Seller being required to pay any additional amounts and would not increase any cost to such Affected Person or be otherwise disadvantageous to the Agent or such Affected Person, and shall consult with the Seller in good faith with a view to agreeing to alternative arrangements whereby any such requirement can be avoided or mitigated.

         Section 1.10. Inability to Determine Eurodollar Rate. In the event that the Agent shall have determined prior to the first day of any Fixed Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances, affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Fixed Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Fixed Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost to the Issuer (as conclusively determined by the Agent) of maintaining any Portion of Capital during such Fixed Period, the Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Fixed Period. Upon delivery of such notice (a) no Portion of Capital shall be funded thereafter at the Alternate Rate determined by reference to the Eurodollar Rate, unless and until the Agent shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist and (b) with respect to any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall automatically be converted to the Alternate Rate determined by reference to the Base Rate at the respective last days of the then current Fixed Periods relating to such Portions of Capital.

                                  ARTICLE II.

                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

         Section 2.1. Representations and Warranties; Covenants. The Seller and the Servicer each hereby makes the representations and warranties applicable to it, and hereby agrees to perform and observe the covenants applicable to it, set forth in Exhibits III, IV and VII, respectively hereto.

         Section 2.2. Termination Events. If any of the Termination Events set forth in Exhibit V hereto shall occur, the Agent may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsection (g) of Exhibit V, the Facility Termination Date shall occur; provided, further, that, in the case of a Termination Event described in subsection (j) of Exhibit V, the Facility Termination Date shall be deemed to have occurred on the second Business Day following the date of such notice unless such Termination Event is cured or waived during the intervening period. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Issuer and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III.

                                 INDEMNIFICATION

         Section 3.1. Indemnities by the Seller. Without limiting any other rights that the Agent or the Issuer or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence, willful misconduct or unlawful conduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Interim Receivables Report or a Monthly Receivables Report to be true and correct, or the failure of any other information provided to the Issuer or the Agent with respect to Receivables or this Agreement to be true and correct;

                  (ii) the failure of any representation or warranty or statement (i) made in writing, (ii) deemed made in connection with the daily reinvestment of Collections pursuant to Section 1.4 or (iii) verbally communicated, during the due diligence process prior to the date of closing by the Seller (or any of its officers) or the originator (or any of its officers), as Servicer or otherwise, under or in connection with this Agreement, the Purchase and Sale Agreement or any Transaction Document to have been true and correct in all respects when made;

                  (iii) the failure by the Seller or the Servicer to comply with any covenant set forth in Exhibit IV or Exhibit VII or the failure by the Originator to comply with any covenant set forth in the Purchase and Sale Agreement;

                  (iv) the failure by the Seller, the originator, as Servicer or otherwise, to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                  (v) the failure to vest in the Issuer a valid and enforceable (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables and the Related Security and Collections with respect thereto and (B) first priority perfected security interest in the items described in Section 1.2(d), in each case, free and clear of any Adverse Claim;

                  (vi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                  (vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller, the Originator or any of their respective Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller, the Originator or any of their respective Affiliates);

                  (viii) any failure of the Seller or the Originator, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

                  (ix) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                  (x) the commingling of Collections of Receivables at any time with other funds of the Seller, the Originator or any CITGO Entity;

                  (xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interest or in respect of any Receivable, Related Security or Contract;

                  (xii) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;

                  (xiii) the Seller's or the Originator's failure to pay when due any taxes (including sales, excise or personal property taxes) payable in connection with the Receivables;

                  (xiv) the failure to vest in the Seller all right, title and interest in the Receivables purchased by the Seller from the Originator pursuant to the Purchase and Sale Agreement, free and clear of any security interest, lien, claim or encumbrance;

                  (xv) any failure of the Seller to give reasonably equivalent value to the Originator in consideration of the transfer by the Originator to the Seller of any Receivables, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

                  (xvi) any information provided by the Seller, the Originator or the Servicer in any Transaction Document furnished to the Issuer or the Agent in connection with this Agreement which shall have been incorrect in any respect or which shall have omitted any material fact necessary to make such information not misleading.

         Section 3.2. Indemnification by the Servicer. Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts that arise out of or relate to the Servicer's performance of, or failure to perform, any of its obligations under or in connection with this Agreement (whether directly or indirectly) excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence, willful misconduct, or unlawful conduct on the part of such Indemnified Party,
(b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Any

Indemnified Amounts shall be paid by the Servicer to the applicable Indemnified Party within 5 Business Days following such Indemnified Party's written demand therefor, setting forth, in reasonable detail, the calculation of such amount and the basis of such demand. The agreements of the Servicer contained in this
Section 3.2 shall survive the replacement or termination of any Person acting as Servicer hereunder with respect to any Indemnified Amounts arising in connection with such Person's acting as Servicer.

                                  ARTICLE IV.

                         ADMINISTRATION AND COLLECTIONS

         Section 4.1. Appointment of Servicer. (a) The servicing, administering and collection of the Receivables shall be conducted by the Person so designated from time to time as Servicer in accordance with this Section 4.1. Until the Agent gives notice to CITGO (in accordance with this Section 4.1) of the designation of a new Servicer as provided in the following sentence, CITGO is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Agent may designate as Servicer any Person (including itself) to succeed CITGO or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

         (b)      Upon the designation of a successor Servicer as set forth in
Section 4.1(a) hereof, CITGO agrees that it will terminate its activities as Servicer hereunder in a manner which the Agent determines will facilitate the transition of the performance of such activities to the new Servicer, and CITGO shall cooperate with and assist such new Servicer in effecting such transition. Such cooperation shall include (without limitation) access to and transfer of records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Receivables and the Related Security.

         (c) CITGO acknowledges that the Agent and the Issuer have relied on CITGO's agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, CITGO agrees that it will not resign as Servicer until 30 days prior written notice of the occurrence of a "Servicer Resignation Event" (as defined below) has been delivered to the Agent. As used herein a "Servicer Resignation Event" shall mean CITGO's determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements and (i) the Agent does not elect to waive the obligations of the Servicer to perform duties which such change in legal requirements renders CITGO legally unable to perform and (ii) CITGO is unable to delegate those duties to a Sub-Servicer.

         (d) The Servicer may delegate all or any portion of its duties and obligations hereunder to any subservicer (each, a "Sub-Servicer"); provided that, in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer so delegated pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Issuer for the performance of the duties and obligations so delegated, (iii) the Seller, the Agent and the Issuer shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer).

         Section 4.2. Duties of Servicer. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy, and shall be responsible for compliance with the reporting requirements set forth in this Agreement. The Servicer shall set aside for the accounts of the Seller and the Issuer the amount of the Collections to which each is entitled in accordance with Article II hereto but shall not be required (unless otherwise requested by the Agent) to segregate the funds constituting such portions of such Collections, or to segregate the respective allocable shares of Issuer, prior to the remittance thereof in accordance with said Article. If instructed by the Agent, Servicer shall segregate and deposit with a bank (which may be SG) designated by the Agent such allocable shares of Collections of Receivables set aside for Issuer, on the first Business Day following receipt by Servicer of such Collections in immediately available funds. The Servicer may, in accordance with the Credit and Collection Policy, alter, amend, or otherwise modify the terms of any Receivable; provided, however, that in the case of any such alteration, amendment, or modification which would cause such Receivable to no longer be an Eligible Receivable, and as a result thereof, cause the Purchased Interest to exceed 100%, the Servicer shall purchase such Receivable from the Seller for an amount equal to the Outstanding Balance of such Receivable; and provided further, that if a Termination Event has occurred and CITGO is still serving as Servicer, CITGO may make such alteration amendment or modification only upon the prior written approval of the Agent. The Servicer shall hold for the benefit of the Seller and the Agent (for the benefit of the Issuer and individually) in accordance with their respective interests, all records and documents (including without limitation computer tapes or disks) with respect to each Receivable. Notwithstanding anything to the contrary contained herein, the Agent may direct the Servicer (whether the Servicer is the Seller or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either a Termination Event or an Unmatured Termination Event has occurred.

         (b) The Servicer shall within one Business Day following actual receipt of collected funds turn over to the Originator the collections of any indebtedness that is not a Receivable, less all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections; provided, however, the Servicer shall not be under any obligation to remit any such funds to the Originator unless and until the Servicer has received from the Originator supporting documentation, which may consist of a ledger entry showing the invoice amount matching the applicable collected payment amount, showing that the Originator is entitled to such funds hereunder and under applicable law. The Servicer shall as soon as practicable upon demand, deliver to the Originator all records in its possession which evidence or relate to any indebtedness that is not a Receivable, and copies of records in its possession which evidence or relate to any indebtedness that is a Receivable.

         (c)      Notwithstanding anything to the contrary contained in this
Article IV, the Servicer shall have no obligation to collect, enforce or take any other action described in this Article IV with respect to any indebtedness that is not a Receivable other than to deliver to the Originator the collections and records with respect to any such indebtedness as described in Section 4.2(b). It is expressly understood and agreed by the parties that such Servicer's duties in respect of any indebtedness that is not a Receivable are set forth in this Section 4.2 in their entirety. Upon delivery by such Servicer of collections or records relating to any indebtedness that is not a Receivable to the Originator, such Servicer shall have discharged in full all of its responsibilities to make any such delivery.

         (d) The Servicer's obligations hereunder shall terminate on the later of (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Issuer, the Agent and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

         After such termination the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer in connection with this Agreement.

         Section 4.3. Lock-Box Arrangements. Prior to the initial purchase hereunder, in accordance with Section 1 of Exhibit II, the Originator and the Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks, and deliver original counterparts thereof to the Agent. Following the occurrence of a Termination Event, the Agent may at any time give notice to each Lock-Box Bank that the Agent is exercising its rights under the Lock-Box Agreements to do any or all of the following: (i) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Agent and to exercise exclusive dominion and control over the funds deposited therein, (ii) to have the proceeds that are sent to the respective Lock-Box Accounts be redirected pursuant to its instructions rather than deposited in the applicable Lock-Box Account, and (iii) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Agent, at any time, takes any action set forth in the preceding sentence, the Agent shall have exclusive control of the proceeds (including Collections) of all Receivables and the Seller hereby further agrees to take any other action that the Agent may reasonably request to transfer such control. Any proceeds of Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Agent. The parties hereto hereby acknowledge that if at any time the Agent takes control of any Lock-Box Account, the Agent shall not have any rights to the funds therein in excess of the unpaid amounts due to the Agent, the Issuer or any other Person hereunder and the Agent shall, in the case of collections that is not a Receivable, distribute or cause to be distributed such funds in accordance with Section 4.2(b) hereof (including the proviso thereto) and
Article II hereof (in each case as if such funds were held by the Servicer thereunder). Upon termination of this Agreement in accordance with Section 5.9 hereof, the Agent shall take such actions as are reasonably requested by the Originator and the Seller to terminate and release all of its right, title and interest in and control of the Lock-Box Accounts.

         Section 4.4. Enforcement Rights. (a) At any time following either (i) the occurrence of a Termination Event or (ii) the designation of a Servicer (other than CITGO) pursuant to Section 4.1 hereof:

                  (i) the Agent may direct the Obligors to make payment of all amounts payable under any Receivable directly to the Agent or its designee;

                  (ii) the Agent may instruct the Seller to give notice of the Issuer's interest in Receivables to each obligor, which notice shall direct that payments be made directly to the Agent or its designee, and upon such instruction from the Agent the Seller shall give such notice at the expense of the Seller; provided, that if the Seller fails to so notify each Obligor, the Agent may so notify the Obligors; and

                  (iii) the Agent may request the Seller to cause the Originator to, and upon such request the Seller shall cause the Originator to, (A) assemble all of the records necessary or desirable to collect the Receivables and the Related Security, and make the same available to the Agent or its designee at a place selected by the Agent, (B) use reasonable efforts to obtain consent to assign the license for the use of, to the new Servicer, all software necessary or desirable to collect the Receivables and the Related Security, and deliver such software to the Agent or its designee and (C) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Receivables in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

         (b) The Seller hereby authorizes the Agent, and irrevocably appoints the Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest and which may be exercised by the Agent only upon the occurrence of a Termination Event, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Agent, to collect any and all amounts or portions thereof due under any and all Receivables or Related Security, including, without limitation, endorsing the name of the Seller or the originator on checks and other instruments representing Collections and enforcing such Receivables, Related Security and the related Contracts. Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact pursuant to the immediately preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

         Section 4.5. Responsibilities of the Originator; Assignment of Rights Under Purchase and Sale Agreement. (a) Anything herein to the contrary notwithstanding, the Seller shall cause the Originator to (i) perform all of its obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been transferred to the Seller or the Issuer, and the exercise by the Agent or the Issuer of its rights hereunder shall not relieve the Originator from such obligations, and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. The Agent and the Issuer shall not have any obligation or liability with respect to any Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of the Originator under any of the foregoing.

         (b) The Seller shall cause the Originator to hold in trust and promptly turn over to the Servicer (if the Servicer is not the Originator) any Collections received by the Originator on the Seller's behalf.

         (c) The Seller hereby assigns to the Issuer, consistent with the Purchase and Sale Agreement, all rights of the Seller against the Originator under the Purchase and Sale Agreement and hereby agrees that (i) the Issuer shall be a third party beneficiary of the Seller's rights under the Purchase and Sale Agreement, (ii) the Seller will enforce its rights under the Purchase and Sale Agreement on behalf of the Issuer and (iii) the Issuer shall be entitled to enforce such rights against the Originator as if the Issuer had been party to the Purchase and Sale Agreement.

         (d) CITGO hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, CITGO shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that CITGO conducted such data-processing functions while it acted as the Servicer.

         (e) The Seller hereby agrees that during the period that this Agreement is in effect, the prior consent of the Agent and the Issuer shall be required in order for the Seller to grant any material consent, authorization or approval under the Purchase and Sale Agreement.

         Section 4.6. Servicing Fee. (a) The Servicer shall be paid a monthly fee, through distributions contemplated by Section 1.4(d), equal to 1.0% per annum of the average outstanding Receivables for the applicable month paid on the Settlement Date.

         (b) If the Servicer ceases to be CITGO or an Affiliate hereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

                                   ARTICLE V.

                                  MISCELLANEOUS

         Section 5.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or Servicer therefrom shall be effective unless in a writing signed by the Agent, and, in the case of any amendment, by the Seller and the Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Issuer or Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         Section 5.2. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when received (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

         Section 5.3. Assignability. (a) This Agreement and the Issuer's rights and obligations herein (including ownership of the Purchased Interest) shall be assignable, in whole or in part, by the Issuer and its successors and assigns with, unless a Termination Event has occurred and is continuing, the prior written consent of the Seller; provided; however, that such consent shall not be unreasonably withheld; and provided, further, however, that no such consent shall be required if the assignment is made to SG, any Affiliate of SG (other than a director or officer of SG), any Purchaser or other Program Support Provider or any Person which is (i) in the business of issuing notes similar to the Notes and (ii) associated with or administered by SG or any Affiliate of SG. Subject to Section 5.6, each assignor may, in connection with the assignment, disclose to the applicable assignee any information relating to the Seller or the Receivables furnished to such assignor by or on behalf of the Seller, the Issuer or the Agent.

         (b) The Issuer may at any time grant to one or more banks or other institutions (each a "Purchaser") party to the Liquidity Asset Purchase Agreement or to any other Program Support Provider participating interests in the Purchased Interest. In the event of any such grant by the Issuer of a participating interest to a Purchaser or other Program Support Provider, the Issuer shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Purchaser or other Program Support Provider shall be entitled to the benefits of Sections 1.8 and 1.9 with respect to its participating interest.

         (c) Upon five (5) Business Days prior written notice to the Seller, this Agreement and the rights and obligations of the Agent hereunder shall be assignable, in whole or in part, by the Agent and its successors and assigns.

         (d) Except as provided in Section 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Agent.

         (e) Without limiting any other rights that may be available under applicable law, the rights of the Issuer may be enforced through it or by its agents.

         Section 5.4. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 3.1 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables) of this Agreement, the Liquidity Asset Purchase Agreement, any asset purchase agreement, reimbursement agreement, letter of credit or similar agreement relating to the sale or transfer of interests in Purchased Interests and the other documents and agreements to be delivered hereunder, including, without limitation, reasonable Attorney Costs for the Agent, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Agent, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and all costs and expenses, if any (including reasonable Attorney Costs), of the Agent, the Issuer and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

         (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 5.5. No Proceedings; Limitation on Payments. Each of the Seller, the Servicer, the Agent, each assignee of the Purchased Interest or any interest therein and each Person which enters into a commitment to purchase the Purchased Interest or interests therein hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note or note referred to in clause (i) of Section 5.3(a) issued by the Issuer is paid in full.

         Section 5.6. Confidentiality. (a) Unless otherwise required by applicable law, the Seller agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, and (b) the Seller's legal counsel and auditors if they agree to hold it confidential.

         (b) The Issuer and the Agent agree to maintain the confidentiality of any information regarding the Seller, the Originator or the Receivables obtained in accordance with the terms of this Agreement but the Issuer and the Agent may reveal such information (i) to applicable rating agencies, liquidity providers and credit providers, including participants and assignees (provided that the Issuer or the Agent, as applicable, gives notice of the provisions of this
Section 5.6 prior to the disclosure of such information and obtains the agreement of any such party to be bound by the provisions of this Section 5.6),
(ii) as necessary or appropriate in connection with the administration or enforcement of this Agreement or its funding of purchases under this Agreement,
(iii) as required by law, government regulation, court proceeding or subpoena, or (iv) to counsel and bank regulatory agencies and examiners and auditors or accountants of the Issuer and Agent.

         Section 5.7. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE ISSUER, THE SELLER, THE SERVICER AND THE ADMINISTRATOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE ISSUER, THE SELLER, THE SERVICER AND THE ADMINISTRATOR IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE

LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE ISSUER, THE SELLER, THE SERVICER AND THE ADMINISTRATOR EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         Section 5.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 5.9. Termination; Survival of Termination. This Agreement shall terminate on the latest of the Facility Termination Date or the date on which no Capital, Discount or Program Fees in respect of the Purchased Interest shall be outstanding and all other amounts owed by the Seller to the Issuer, the Agent and any other Indemnified Party or Affected Person shall have been paid in full. The provisions of Sections 1.8, 1.9, 1.10, 3.1, 5.4, 5.5, 5.6, 5.7 and 5.10
shall survive any termination of this Agreement.

         Section 5.10. WAIVER OF JURY TRIAL. THE ISSUER, THE SELLER, THE SERVICER AND THE ADMINISTRATOR EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE ISSUER, THE SELLER, THE SERVICER AND THE ADMINISTRATOR EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         Section 5.11. Entire Agreement. This Agreement and the other Transaction Documents required to be delivered hereunder embody the entire agreement and understanding between the Issuer, the Seller, the Servicer and the Agent, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Issuer of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Agent.

         Section 5.12. Headings. The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

         Section 5.13. Issuer's Liabilities. The obligations of the Issuer under this Agreement are solely the corporate obligations of the Issuer. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, member, manager, director, agent or incorporator of the Issuer; and provided, however, that this Section
5.13 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence, willful misconduct or unlawful conduct. The agreements provided in this Section 5.13 shall survive termination of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         CITGO FUNDING COMPANY, L.L.C.,
                                         as Seller

                                         By:____________________________________
                                            Name:
                                            Title:

                                              P.O. Box 22071
                                              Tulsa, Oklahoma 74121-2071
                                              Telephone No. (918) 495-5012
                                              Facsimile No. (918) 495-5559

                                         CITGO PETROLEUM CORPORATION,
                                         as Servicer

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                              6100 South Yale Avenue
                                              Tulsa, Oklahoma  74136
                                              Telephone No. (918) 495-5012
                                              Facsimile No. (918) 495-5559

                                      S-1                           SG/CITGO RPA

                                         ASSET ONE SECURITIZATION, LLC,
                                           as Issuer

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                              c/o AMACAR Group, LLC
                                              6525 Morrison Boulevard, Suite 318
                                              Charlotte, North Carolina 28210
                                              Telephone No.: (704) 365-0569
                                              Facsimile No.: (704) 365-1362
                                              Attention: Douglas K. Johnson

                                      S-2                           SG/CITGO RPA

                                         SOCIETE GENERALE,
                                           as the Agent

                                         By:____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                              181 West Madison Street
                                              Suite 3400
                                              Chicago, Illinois 60602
                                              Telephone No.: (312) 578-5000
                                              Facsimile No.: (312) 578-5099
                                              Attention: Asset Securitization
                                                         Group

                                      S-3                           SG/CITGO RPA

                                    EXHIBIT I

                                   DEFINITIONS

         As used in the Agreement (including the Exhibits to this Agreement), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.

                  "Administration Account" means the special account (ABA# 026-004-226, Account# 9050795; Attention SG Asset One (CITGO)) of the Issuer maintained at the office of SG in New York, New York, or such other account as may be so designated in writing by the Agent to the Seller and the Servicer.

                  "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, it being understood that a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, in favor of the Issuer shall not constitute an Adverse Claim.

                  "Affected Person" has the meaning set forth in Section 1.8.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

                  "Agent" has the meaning set forth in the preamble to this Agreement.

                  "Agreed Upon Procedures Report" means, the Agreed Upon Procedures Report, which report shall cover the sample testing of procedures, data reports and calculations for three (3) calendar months and be in a form and substance reasonably acceptable to the Agent.

                  "Alternate Rate" for any Fixed Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to (a) 1.25% per annum above the Eurodollar Rate for such Fixed Period or (b) if Eurodollar Rate quotations are unavailable, the Base Rate for such Fixed Period; provided, however, that in the case of

                           (1) any Fixed Period on or prior to the first day of which the Agent shall have been notified by the Issuer or a Purchaser or other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Issuer or such Purchaser or other Program Support Provider to fund any Portion of Capital (based on the Eurodollar Rate) set forth above (and the Issuer or such Purchaser or other Program Support Provider shall not have subsequently notified the Agent that such circumstances no longer exist), or

                           (2) any Fixed Period as to which the Agent does not receive notice, by no later than 11:00 a.m. (New York City time) on the second Business Day preceding the first day of such Fixed Period, the "Alternate Rate" for each such Fixed Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Fixed Period. Following the occurrence of a Termination Event, the "Alternate Rate" for all Fixed Periods shall be an interest rate equal to 2% per annum above the Base Rate in effect on each day of such Fixed Period.

                  "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

                  "Average Maturity" means, in respect of any calendar month, the number of days (computed as of the last day of such calendar month) equal to the product of (a) the average of the Outstanding Balance of all Receivables as of the first day and the last day of such calendar month divided by the aggregate amount of Collections for such calendar month and (b) the number of days in such calendar month.

                  "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

                  "Base Rate" means for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

                  i. the rate of interest in effect for such day as publicly announced from time to time by SG at its branch office in New York, New York, as its "reference rate." It is a rate set by SG based upon various factors including SG's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

                  ii.      0.50% per annum above the latest Federal Funds Rate.

                  "Branded Receivable" means a Receivable, the Obligor of which operates under the "CITGO" tradename.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Chicago, San Francisco or Tulsa, Oklahoma are authorized or required by law to remain closed; provided that, when used in connection with the Eurodollar Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital" means with respect to the Receivables Purchase Agreement, the amount paid to the Seller in respect of the Purchased Interest by the Issuer pursuant to Section 1.2 of this Agreement, or such amount divided or combined in accordance with Section 1.7 of this Agreement, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of this Agreement and increased from time to time by reinvestments pursuant to Section 1.4(b)(ii) of this Agreement; provided, that if such

Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

                  "CITGO" means CITGO Petroleum Corporation, a Delaware corporation.

                  "CITGO Entity" has the meaning set forth in Subsection (l) of the covenants of the Seller set forth in Exhibit IV.

                  "Collection Delay Factor" means 2.5 or such other value as the Agent may from time to time select upon three Business Days' notice to the Seller.

                  "Collection Period" means a calendar month.

                  "Collections" means, with respect to any Receivable, (a) all funds which are received by the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Deemed Collections and (c) all other proceeds of such Receivable.

                  "Contract" means, with respect to any Receivable, the portions of each Distributor Franchise Agreement or similar agreement which relate to the payment terms and other arrangements that give rise to or evidence such Receivable and the Originator's rights under each Distributor Franchise Agreement or similar agreement with respect to the collection and enforcement of such Receivable.

                  "CP Market Disruption Event" means, at any time for any reason whatsoever, the Issuer shall be unable to raise, or shall be precluded or prohibited from raising, funds through the issuance of Notes in the United States' commercial paper market at such time.

                  "CP Rate" for any Fixed Period for any Portion of Capital of the Purchased Interest means, to the extent the Issuer funds such Portion of Capital for such Fixed Period by issuing Notes, a rate per annum equal to the sum of (a) the rate (or if more than one rate, the weighted average of the rates) at which Notes of the Issuer having a term equal to such Fixed Period and to be issued to fund such Portion of Capital may be sold by any placement agent or commercial paper dealer selected by the Agent on behalf of the Issuer, as agreed between each such agent or dealer and the Agent and notified by the Agent to the Servicer; provided that if the rate (or rates) as agreed between any such agent or dealer and the Agent with regard to any Fixed Period for such Portion of Capital is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus (b) the greater of (i) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes and
(ii) 0.05% of the face amount of such Notes, expressed as a percentage of such face amount and converted to an interest bearing equivalent rate per annum. Following the occurrence of a Termination Event, the "CP Rate" for all Fixed Periods shall be an interest rate equal to 2% per annum above the Base Rate in effect on each day of such Fixed Period.

                  "CRCC" means CITGO Refining & Chemicals Company L.P., a Texas limited partnership.

                  "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Originator, which have been adopted by the Seller, in effect on the date of this Agreement and previously furnished to the Issuer and the Agent and described in Schedule I to this Agreement, as modified in compliance with the Purchase and Sale Agreement and this Agreement.

                  "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) obligations other than accounts payable and accrued liabilities incurred in the normal course of business to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  "Deemed Collections" means the collections deemed to have been received pursuant to subsections (i) and (ii) of Section 1 4(e).

                  "Delinquency Ratio" means the ratio (expressed as a percentage and rounded upwards to the nearest l/100 of 1%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all Receivables on such day.

                  "Delinquent Receivable" means a Receivable which:

                           (i) as to which any payment, or part thereof, remains
                  unpaid for at least 30 days from the original due date for such payment; or

                           (ii) which, consistent with the Credit and Collection
                  Policy, would be classified as delinquent by the Seller.

                  "Dilution Factors" means (i) the failure by the Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract or bill of lading, (ii) any change in the terms of, or cancellation of, a Contract or invoice or any other adjustment by the Servicer which reduces the amount payable by the Obligor on the related Receivable, (iii) any setoff by an Obligor in respect of any claim by such Obligor as to the amounts owed by it on the related Receivable, and (iv) any specific dispute (with respect to which a credit is issued) counterclaim or defense asserted by the Obligor of the related Receivable (except the discharge in bankruptcy of such Obligor).

                  "Dilution Horizon Factor" means a ratio, computed as of the last day of each Collection Period, computed by dividing (i) the aggregate of all Eligible Receivables generated during the most recently ended Collection Period by (ii) the Net Receivables Balance as of such day of computation.

                  "Dilution Percentage" means, as of any date, a fraction (expressed as a percentage and rounded upwards to the nearest 1/100 of 1%) equal to (i) the sum of (x) 2.5 multiplied by the average of the Dilution Ratios for each of the twelve most recently ended Collection Periods plus (y) the Dilution Volatility Ratio as of the last day of the most recently completed Collection Period, multiplied by (ii) the Dilution Horizon Factor as of the last day of the most recently ended Collection Period. The Dilution Percentage shall be calculated monthly in each Monthly Receivables Report and such Dilution Percentage shall, absent manifest error, be effective from the Settlement Date following such calculation until the next succeeding Settlement Date.

                  "Dilution Ratio" means, for any Collection Period, the ratio (expressed as a percentage and rounded upwards to the nearest 1/100th of 1%) computed as of the last day of such Collection Period by dividing (i) an amount equal to the aggregate reductions in the Outstanding Balance of any Receivable as a result of any Dilution Factors other than those listed in clause (ii) of the definition of Direct Dilution Deduction by (ii) the aggregate Outstanding Balance of all Receivables generated during the most recently ended Collection Period.

                  "Dilution Volatility Ratio" means a ratio (expressed as a percentage and rounded upwards to the nearest 1/100 of 1%), computed as of the last day of each Collection Period, equal to the product of (a) the highest of the Dilution Ratios calculated for any of the twelve most recently ended Collection Periods minus the average of the Dilution Ratios for each of the twelve most recently ended Collection Periods, and (b) a ratio calculated by dividing the highest of the Dilution Ratios calculated for each of the twelve most recently ended Collection Periods by the average of the Dilution Ratios for each of the twelve most recently ended Collection Periods.

                  "Direct Dilution Deduction" means an amount computed as of the last day of each Collection Period, equal to the greater of (i) 25% of the aggregate of the Outstanding Balances of each Eligible Receivable or (ii) the sum of the following Direct Dilution Items applicable with respect to the Receivables for such Collection Periods: Image Allowance Program Rebates Amount, Premium Unleaded Rebates Amount, Net Outs Amount, Co-op Credits Amount, Branded Discounts Amount, Credit Card Credits Amount and Miscellaneous Amount, as each such Direct Dilution Item is calculated as set forth in Exhibit VI.

                  "Discount" means:

                           (i) for the Portion of Capital of the Purchased
                  Interest for any Fixed Period to the extent the Issuer will be funding such Portion of Capital on the first day of such Fixed Period through the issuance of Notes,

                                CPR x C x ED + TF
                                          --
                                         360

                           (ii) for the Portion of Capital of the Purchased
                  Interest for any Fixed Period to the extent the Issuer will not be funding such Portion of Capital on the first day of such Fixed Period through the issuance of Notes,

                                AR x C x ED + TF
                                         --
                                        360

         where:

                  AR   =  the Alternate Rate for the Portion of Capital of the
                          Purchased Interest for such Fixed Period

                  C    =  the Portion of Capital of the Purchased Interest
                          during such Fixed Period

                  CPR  =  the CP Rate for the Portion of Capital of the
                          Purchased Interest for such Fixed Period

                  ED   =  the actual number of days during such Fixed Period

                  TF   =  the Termination Fee, if any,for the Portion of Capital
                          of the Purchased Interest for such Fixed Period;

provided that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount for the Portion of Capital of the Purchased Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                  "Discount Reserve" for the Purchased Interest at any time means the sum of (i) the Termination Discount at such time for the Purchased Interest, and (ii) the then accrued and unpaid Discount for the Purchased Interest.

                  "Distributor Franchise Agreement" means an agreement between the Originator and a distributor of petroleum which provides for the sale and purchase of CITGO branded petroleum products.

                  "EFT Receivable" means any Receivable which is to be paid or is otherwise paid by the Obligor thereof through an electronic funds transfer or ACH transfer to a Lock-Box Account.

                  "Eligible Agent" means a commercial bank having a combined capital and surplus of at least $250,000,000 whose short-term debt is rated by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. not lower than A-1, and at least as highly as the Notes by each rating agency which then rates the Notes.

                  "Eligible Assignee" means any commercial bank having a combined capital and surplus of at least $250,000,000 (i) whose short-term debt is rated by Standard & Poor's Ratings

Services, a division of The McGraw-Hill Companies, Inc. not lower than A-1, and at least as highly as the Notes by each rating agency which then rates the Notes or (ii) if a written statement is obtained from each of the rating agencies rating the Notes that the rating of the Notes will not be downgraded or withdrawn solely as a result of the assignment of rights and obligations under this Agreement to such Eligible Assignee.

                  "Eligible Investments" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities on or before the first Settlement Date after the date of acquisition; (ii) time deposits and certificates of deposit having maturities on or before the last day of the first Settlement Period after the date of acquisition, maintained with or issued by any commercial bank having capital and surplus in excess of $500,000,000 and having a short term senior unsecured debt rating of at least A-1 by S&P, and at least P-1 by Moody's or at least F1 by Fitch; (iii) repurchase agreements having maturities on or before the last day of the first Settlement Period after the date of acquisition for underlying securities of the types described in clauses (i) and (ii) above or clause (iv) below and/or overnight time deposits in any depositary institution having a short term senior unsecured debt rating of at least A-1 by S&P, and at least P-1 by Moody's or at least F1 by Fitch; and (iv) commercial paper maturing on or before the last day of the first Settlement Date after the date of acquisition and having a short term senior unsecured debt rating of at least A-1 by S&P, and at least P-1 by Moody's or at least F1 by Fitch.

                  "Eligible Receivable" means, at any time, a Receivable:

                  (i) the Obligor of which (A) is a United States resident or a resident of such other jurisdiction as has been approved in writing by the Agent and as to which the Agent shall have received letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to the approval of such other jurisdiction, (B) except for certain Obligors as indicated on Schedule V, operates under the "CITGO" trade name (unless otherwise agreed in writing by the Agent), (C) is not an Affiliate of the Seller or the Originator, (D) is not a government or a governmental subdivision or agency, (E) is not subject to any action of the type described in paragraph (g) of Exhibit V, and (F) is not an Excluded Obligor;

                  (ii) which is denominated and payable only in U.S. dollars in the United States;

                  (iii) which has a stated maturity and which stated maturity is not more than 45 days after the date on which such Receivable was generated;

                  (iv) which arises in the ordinary course of the Originator's business and constitutes an EFT Receivable;

                  (v) which arises under a Contract which is in full force and effect and which is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

                  (vi) which conforms with all applicable laws, rulings and regulations in effect;

                  (vii) which is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim (other than a Permitted Offset Claim) and which does not arise from the sale of inventory which is subject to any Adverse Claim;

                  (viii) which complies with the requirements of the Credit and Collection Policy and the payment and other terms of the Contract related to the Receivable are consistent with customary terms for the Originator's industry and type of Receivables;

                  (ix) which arises from the completion of the sale and delivery of goods, and must not represent an invoice in advance of such completion;

                  (x) which is not subject to any contingent performance requirements of the Originator unless such requirements are guaranteed or insured by third parties acceptable to the Agent;

                  (xi) which has not been modified or restructured since its creation, except as permitted pursuant to Section 4.2(a) of the Agreement;

                  (xii) in which the Seller owns good and marketable title and which is freely transferable and assignable by the Seller without the consent of the Obligor;

                  (xiii) for which the Issuer shall have a valid and enforceable undivided percentage ownership interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

                  (xiv) which constitutes an account or general intangible as defined in the UCC, and which is not evidenced by an instrument or chattel paper;

                  (xv) which is not aged more than 60 days past the due date;

                  (xvi) the Obligor of which is not the Obligor of Receivables aged more than 60 days past the applicable due dates having an aggregate Outstanding Balance which exceeds 10% of all such Obligor's Receivables;

                  (xvii) solely for the purposes of this Agreement, a purchase of which with the proceeds of the Notes issued by the Issuer would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                  (xviii) solely for the purposes of this Agreement, which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act of 1940, as amended;

                  (xix) which meets the eligibility requirements appropriate to the specific type of Receivables which the Agent has based on aging, turnover, delinquency, loss, dilution, type or other factor that the Agent deems appropriate;

                  (xx) which is not written off as uncollectible and should not have been written off in accordance with the Credit and Collection Policy; and

                  (xxi) as to which, at or prior to the time of the initial creation of an interest therein under this Agreement, the Agent has not notified the Seller that the Agent has determined, in its sole discretion and reasonable business judgment based upon the Agent's reasonable and good faith estimate of the credit quality of such Receivable (or class of Receivables), that such Receivable (or class of Receivables) is not acceptable for purchase hereunder.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor sections.

                  "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1.0%) determined pursuant to the following formula:

Eurodollar Rate  =                  LIBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

Where,

                  "Eurodollar Reserve Percentage" means, for any Fixed Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1.0%) in effect on the date LIBOR for such Fixed Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Fixed Period; and

                  "LIBOR" means the rate of interest per annum determined by the Liquidity Agent to be the arithmetic mean (rounded upward to the nearest 1/100th of 1.0%) of the rates of interest per annum notified to the Liquidity Agent by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Capital associated with such Fixed Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Fixed Period.

                  "Excluded Obligor" means an Obligor, so designated in writing as such by the Agent to the Seller, from time to time, following the occurrence of an Unmatured Termination Event and upon the Agent's reasonable determination that the creditworthiness of such Obligor warrants such designation, it being understood that from time to time the Agent may revoke its designation of one or more Obligors as Excluded Obligors by written notice to the Seller.

                  "Excluded Receivable" means a receivable that is not a Receivable.

                  "Facility Termination Date" means the earliest to occur of (a) February 27, 2004, (b) the Purchase Termination Date, as defined in the Liquidity Asset Purchase Agreement, which on the date of the Agreement is February 27, 2004, or such later date designated as the Purchase Termination Date from time to time pursuant to the Liquidity Asset Purchase Agreement (it being understood that the Agent shall use its reasonably best efforts to notify the Seller at least 60 days prior to a determination not to designate a later date as the Purchase Termination Date, provided that failure to provide such notice shall not limit or otherwise affect the obligations of the Seller or the rights of the Agent, the Issuer, or any other party to the Liquidity Asset Purchase Agreement), (c) the date of termination of the commitment under any other Program Support Agreement, (d) the date determined pursuant to Section 2.2 and (e) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b).

                  "Federal Funds Rate" means, for any period, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as calculated by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "Fee Letter" means the letter agreement described in Section 1.5.

                  "Fee Reserve" at any time means the sum of:

                           (i)      the sum of (a) the unpaid Servicing Fee and
                                    (b) the unpaid Program Fee, in each case relating to the Purchased Interest, accrued to such time, plus

                           (ii) an amount equal to (a) the Outstanding Balance of the Receivables at the time of computation multiplied by (b) the product of
                                    (x) the percentage per annum at which the Servicing Fee is accruing on such date and
                                    (y) a fraction having the product of the Average Maturity multiplied by the Collection Delay Factor (each as in effect at such date) as its numerator and 360 as its denominator, plus

                           (iii) an amount equal to (a) the outstanding Capital of the Purchased Interest at the time of computation multiplied by (b) the product of (x) the percentage per annum at which the Program Fee is accruing on such date and (y) a fraction having the product of the Average

                                    Maturity multiplied by the Collection Delay
                                    Factor (each as in effect at such date) as its numerator and 360 as its denominator.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

                  "Fitch" means Fitch Ratings.

                  "Fixed Period" means with respect to each Portion of Capital:

                           (a) initially the period commencing on the date of a
purchase pursuant to Section 1.2 and ending such number of days as the Agent shall select up to 45 days after such date, and

                           (b) thereafter each period commencing on the last day
of the immediately preceding Fixed Period for any Portion of Capital of the Purchased Interest and ending such number of days (not to exceed 45 days) as the Agent shall select, provided that

                           (i) any Fixed Period in respect of which Discount is
                  computed by reference to the Alternate Rate shall be a period from one to and including 29 days, or a period of one, two or three months, as the Agent may select as provided above;

                           (ii) any Fixed Period (other than of one day) which
                  would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Discount in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day;

                           (iii) in the case of any Fixed Period of one day, (A)
                  if such Fixed Period is the initial Fixed Period for a purchase pursuant to Section 1.2, such Fixed Period shall be the day of purchase of the Purchased Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day;

                           (iv) in the case of any Fixed Period for any Portion
                  of Capital of the Purchased Interest which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Agent;

                           (v) any Fixed Period in respect of which Discount is
                  computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to the Seller by, the Agent any time upon the occurrence and during the continuance of any CP Market Disruption Event; and

                           (vi) if at any time after the occurrence and during
                  the continuance of any CP Market Disruption Event, the Agent elects to terminate any Fixed Period in respect of which Discount is computed by reference to the CP Rate, the Portion of Capital allocated to such terminated Fixed Period shall be allocated to a new Fixed Period to be designated by the Agent (but in no event to exceed 5 days) and shall accrue Discount at the Alternate Rate.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Indemnified Amounts" has the meaning set forth in Section
3.1.

                  "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Interim Receivables Report" means a report, in substantially the form of Annex D-1 furnished by the Servicer to the Agent pursuant to Subsection (k)(iii) of the covenants of the Servicer set forth in Exhibit IV.

                  "Issuer" has the meaning set forth in the preamble to the Agreement.

                  "Limited Liability Company Agreement" means that certain Limited Liability Company dated as of December 31, 1999 between Seller and CRCC, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Liquidity Agent" means SG in its capacity as Liquidity Agent pursuant to the Liquidity Asset Purchase Agreement.

                  "Liquidity Asset Purchase Agreement" means that certain Liquidity Asset Purchase Agreement dated as of February 28, 2003 among SG, as Purchaser, SG, as Liquidity Agent, SG Cowen Securities Corporation, as administrator and Asset One Securitization, LLC, as the Issuer, as amended, supplemented or otherwise modified from time to time.

                  "Lock-Box Account" means an account maintained at a bank or other financial institution for the purpose of receiving Collections.

                  "Lock-Box Agreement" means an agreement, in substantially the form of Annex C, between the Originator, SG, the Seller and each Lock-Box Bank.

                  "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

                  "Loss Horizon Ratio" means, as of any date, a ratio (expressed as a percentage rounded upwards to the nearest 1/100 of 1%) computed by dividing
(i) the aggregate Outstanding Balance of all Eligible Receivables generated during the 4 most recently ended Collection Periods by (ii) the Net Receivables Balance as at the last day of the most recently ended Collection Period.

                  "Loss Percentage" means a percentage rounded upwards to the nearest 1/100 of 1% calculated as follows: (i) 2.5, multiplied by (ii) the Loss Horizon Ratio as of the last day of the most recently ended Collection Period, multiplied by (iii) the highest average of the Sales-Based Default Ratios which occurred during the twelve-month period ending on the last day of the most recently ended Collection Period. The Loss Percentage shall be calculated monthly in each Monthly Receivables Report and such Loss Percentage shall, absent manifest error, be effective from the Settlement Date following such calculation until the next succeeding Settlement Date.

                  "Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1.0%) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables written off by the Seller, or which should have been written off by the Seller in accordance with the Credit and Collection Policy or the Obligors of which are subject to any action of the type described in paragraph (g) of Exhibit V, during the Collection Period ending on such last day by (ii) the aggregate amount of Collections of Receivables actually received during such period.

                  "Material Adverse Effect" means, with respect to any Person, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account insurance coverage and effective indemnification with respect to such occurrence, a materially adverse effect on:

                  (a) the consolidated business, operations, property or financial or other condition of such Person and its subsidiaries; or

                  (b) the ability of such Person to perform any of its payment or other material obligations under any of the Transaction Documents.

                  "Monthly Receivables Report" means a report, in substantially the form of Annex D-2, furnished by the Servicer to the Agent pursuant to Subsection (k)(iii) of the covenants of the Servicer set forth in Exhibit IV.

                  "Moody's" means Moody's Investor Service, Inc.

                  "Net Receivables Balance" means at any time the Outstanding Balance of Eligible Receivables reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor exceeds the product of (A) the Normal Concentration Percentage for such Obligor multiplied by (B) the Outstanding Balance of the Eligible Receivables and (ii) the Direct Dilution Deduction for the most recently ended Collection Period.

                  "Normal Concentration Percentage" for any Obligor means at any time 3%, or such other amount as set forth on Schedule IV with respect to any Special Obligor, as such Schedule may be modified from time to time with the consent of the Agent and the Agent's receipt of letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to such amount with respect to such Special Obligor.

                  "Notes" means short-term promissory notes issued or to be issued by the Issuer to fund its investments in accounts receivable or other financial assets.

                  "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

                  "Originator" means CITGO Petroleum Corporation, a Delaware corporation, and its successors and assigns.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

                  "Permitted Offset Claim" means a claim included in the Direct Dilution Deduction.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Portion of Capital" has the meaning set forth in Section 1.7. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more portions, "Portion of Capital" means 100% of the Capital of the Purchased Interest.

                  "Program Fee" shall have the meaning set forth in the Fee Letter.

                  "Program Support Agreement" means and includes the Liquidity Asset Purchase Agreement and any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Issuer, the issuance of one or more surety bonds for which the Issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Issuer to any Program Support Provider of the Purchased Interest (or portions thereof) and/or the making of loans and/or other extensions of credit to the Issuer in connection with the Issuer's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Agent).

                  "Program Support Provider" means and includes any Purchaser and any other or additional Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the

Issuer or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Issuer's securitization program.

                  "Purchase and Sale Agreement" means that certain Purchase and Sale Agreement dated as of February 28, 2003 between the Seller and the Originator, as amended, supplemented or otherwise modified from time to time.

                  "Purchase Commitment" has the meaning assigned to that term in the preamble of this Agreement.

                  "Purchase Limit" means:

                  the lesser of (a) $200,000,000, as such amount may be reduced pursuant to Section 1.1(b) and (b) the aggregate of the Liquidity Commitments (as defined in the Liquidity Asset Purchase Agreement) of the Purchasers under the Liquidity Asset Purchase Agreement, as such amount may be reduced pursuant to Section 1.1(b).

                  References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital of the Purchased Interest under the Agreement.

                  "Purchased Interest" means, at any time, the undivided percentage ownership interest in (i) each and every Receivable now existing or hereafter arising, other than any Receivable that arises on or after the Facility Termination Date, (ii) all Related Security with respect to such Receivables, and (iii) all Collections with respect to, and other proceeds of, such Receivables and Related Security. Such undivided percentage interest shall be computed as

                                  C
                     --------------------------
                     NRB - (RLR + RDR + FR + DR)

         where:

               C    =  the Capital of the Purchased Interest at the time of
                       computation.

               DR   =  the Discount Reserve at the time of computation.

               RLR  =  the Required Loss Reserve at the time of computation.

               RDR  =  the Required Dilution Reserve at the time of computation.

               FR   =  the Fee Reserve at the time of computation.

               NRB  =  the Net Receivables Balance at the time of computation.

The Purchased Interest shall he determined from time to time pursuant to the provisions of Section 1.3.

                  "Purchaser" has the meaning set forth in Section 5.3(b).

                  "Rate Variance Factor" means a number greater than one that reflects the potential variance in selected interest rates over a period of time designated by the Agent, as computed by the Servicer each month and set forth in the Monthly Receivables Report in accordance with the provisions thereof; provided that the factors used in computing the "Rate Variance Factor" may be changed from time to time upon at least five days' prior notice to the Servicer.

                  "Receivable" means any indebtedness and other obligations (whether or not earned by performance) owed to the Seller as assignee or any right of the Seller to payment from or on behalf of an Obligor whether constituting an account, chattel paper or general intangible, arising in connection with property or goods that have been or are to be sold or otherwise disposed of, or services rendered or to be rendered by the Originator, as more particularly described on Schedule V, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

                  "Reference Bank" means SG.

                  "Related Security" means with respect to any Receivable:

                           (i) all of the Seller's interest in any goods
                  (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

                           (ii) all other security interests or liens and
                  property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings signed by an Obligor relating thereto; and

                           (iii) all guaranties, indemnities, insurance and
                  other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable.

                  Notwithstanding the foregoing, any proceeds from Related Security shall be applied to receivables which are secured or supported by such Related Security, whether or not such receivables are Excluded Receivables, in the order of the age of such receivables, starting with the oldest such receivable.

                  "Required Dilution Percentage" means, on any day, the Dilution Percentage.

                  "Required Dilution Reserve" means, on any date, an amount equal to

                                  (RDP) x (NRB)

    where:

     RDP = the Required Dilution Percentage for the Purchased Interest on such date.

     NRB = the Net Receivables Balance on such date.

                  "Required Loss Percentage" means, on any day, the greater of
(i) the Loss Percentage and (ii) 15%.

                  "Required Loss Reserve" means, on any date, an amount equal to

                                  (RLP) x (NRB)

      where:

       RLP = the Required Loss Percentage for the Purchased Interest on such date.

       NRB = the Net Receivables Balance on such date.

                  "Sales-Based Default Ratio" means, for any Collection Period, a fraction (expressed as a percentage and rounded upwards to the nearest 1/100 of 1%), computed as of the last day of each Collection Period, equal to (i) the sum of (A) the aggregate Outstanding Balance of all Receivables which were 60-90 days past due on the last day of such Collection Period plus (without duplication) (B) the aggregate Outstanding Balance of all Receivables (1) which were written off as uncollectible or should have been written off in accordance with the Credit and Collection Policy or (2) the Obligors of which are subject to any action of the type described in paragraph (g) of Exhibit V at any time during such Collection Period, divided by (ii) the aggregate original Outstanding Balances of all Receivables generated during the third Collection Period preceding such Collection Period.

                  "Seller" has the meaning set forth in the preamble to the Agreement.

                  "Servicer" has the meaning set forth in the preamble to the Agreement.

                  "Servicing Fee" means the fee referred to in Section 4.6.

                  "Settlement Date" means the 20th day of every calendar month, or if such day is not a Business Day, the next succeeding Business Day.

                  "Settlement Period" for each Portion of Capital means each Fixed Period for such Portion of Capital and, on and after the Termination Date, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent or, in the absence of any such selection, each period of 30 days from the last day of the immediately preceding Settlement Period.

                  "SG" means Societe Generale, a banking corporation organized under the laws of France.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Special Obligor" means an Obligor, so designated in writing by the Agent and set forth on Schedule IV; provided that such designation may be withdrawn in writing by the Agent at any time.

                  "Subordinated Note" means the subordinated note in substantially the form attached to the Purchase and Sale Agreement as Annex B executed and delivered by the Seller in favor of the originator in connection with the Purchase and Sale Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the applicable Purchase and Sale Agreement.

                  "Termination Date" means the earliest of (i) the Business Day which the Seller so designates by notice to the Agent at least five Business Days in advance, (ii) the Business Day which the Agent so designates by notice to the Seller at least five Business Days in advance and (iii) the Facility Termination Date.

                  "Termination Day" means with respect to this Agreement (i) each day on which the conditions set forth in Section 2 of Exhibit II are not satisfied and (ii) each day which occurs on or after the Termination Date.

                  "Termination Discount" means, for the Purchased Interest on any date, an amount equal to the Rate Variance Factor on such date multiplied by the product of (i) the Net Receivables Balance on such date and (ii) the product of (a) the Base Rate for the Purchased Interest for a 30-day Fixed Period deemed to commence on such date and (b) a fraction having as its numerator the product of the Average Maturity multiplied by the Collection Delay Factor (each as in effect at such date) and 360 as its denominator.

                  "Termination Event" has the meaning specified in Exhibit V.

                  "Termination Fee" means, for any Fixed Period during which a Termination Day occurs, the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Fixed Period pursuant to clause (iv) of the definition thereof) which would have accrued during such Fixed Period on the reductions of Capital of the Purchased Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (ii) the income, if any, received by the Issuer from the Issuer investing the proceeds of such reductions of Capital, as determined by the Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

                  "Transaction Documents" means the Agreement, the Lock-Box Agreements, the Liquidity Asset Purchase Agreement, the Purchase and Sale Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

                  "Unmatured Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

         Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, or means "and/or", and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES

                  1. Conditions Precedent to Initial Purchase. The initial purchase under the Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each in form and substance (including the date thereof) satisfactory to the
Agent:

                  (a) A counterpart of this Agreement duly executed by the Seller.

                  (b) Certified copies of (i) the resolutions of the Board of Directors of the Seller authorizing the execution, delivery, and performance by the Seller of the Agreement and the other Transaction Documents to which it will be a party, (ii) all documents evidencing other necessary organizational action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents to which it will be a party and (iii) the Certificate of Formation and Limited Liability Company Agreement of the Seller.

                  (c) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign the Agreement and the other Transaction Documents to which it will be a party. Until the Agent receives a subsequent incumbency certificate from the Seller in form and substance satisfactory to the Agent, the Agent shall be entitled to rely on the last such certificate delivered to it by the Seller.

                  (d) Certified copies of (i) the resolutions of the Board of Directors of the Originator authorizing the execution, delivery, and performance by the Originator of the Agreement and the other Transaction Documents to which it will be a party, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents to which it will be a party and (iii) the certificate of incorporation and by-laws of the Originator.

                  (e) A certificate of the Secretary or Assistant Secretary of the Originator certifying the names and true signatures of the officers of the Originator authorized to sign the Agreement and the other Transaction Documents to which it will be a party. Until the Agent receives a subsequent incumbency certificate from the Originator in form and substance satisfactory to the Agent, the Agent shall be entitled to rely on the last such certificate delivered to it by the Originator.

                  (f) Acknowledgment copies, or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests of the Issuer contemplated by the Agreement and to perfect the interests of the Seller as contemplated by the Purchase and Sale Agreement.

                  (g) Acknowledgment copies, or time stamped receipt copies of proper terminations of financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originator or the Seller.

                  (h) Completed UCC requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (f) above and all other effective financing statements filed in the jurisdictions referred to in subsection (f) above that name the Seller or the Originator as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security), and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Agent may request, showing no such liens on any of the Receivables, Contracts or Related Security.

                  (i) Copies of executed Lock-Box Agreements with the Lock-Box Banks.

                  (j) A favorable opinion of W. Kyle Tresch, Senior Counsel for the Originator and the Seller, substantially in the form of Annex E hereto and as to such other matters as the Agent may reasonably request.

                  (k) A favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Originator and the Seller, substantially in the form of Annex F hereto and as to such other matters as the Agent may reasonably request.

                  (l) A favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Seller and the Originator, substantially in the form of Annex G hereto and as to such other matters as the Agent may reasonably request.

                  (m) A favorable opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Originator and the Seller, substantially in the form of Annex H hereto and as to such other matters as the Agent may reasonably request.

                  (n) A favorable opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Originator and the Seller, substantially in the form of Annex I hereto and as to such other matters as the Agent may reasonably request.

                  (o) Satisfactory results of a review and audit of the Seller's and the Originator's collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of the Seller's and the Originator's operating locations) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

                  (p) Monthly Receivables Report representing the performance of the portfolio purchased through the Agreement for the month prior to closing.

                  (q) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the letter agreement referred to in Section 1.5), costs and expenses to the extent then due and payable on the date thereof, together with Attorney Costs of the Agent to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Seller and the Agent); including any such costs, fees and expenses arising under or referenced in Section 5.4.

                  (r) The Fee Letter between the Seller and the Agent contemplated by Section 1.5.

                  (s) Good standing certificates with respect to the Seller issued by the Secretaries of the States of Delaware and Oklahoma.

                  (t) Good standing certificates with respect to the Originator issued by the Secretaries of the States of Delaware and Oklahoma.

                  (u)      An executed Purchase and Sale Agreement.

                  (v) Letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to the transactions contemplated by this Agreement.

                  (w) Such other approvals, opinions or documents as the Agent or Purchasers may reasonably request.

                  2. Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

                  (a) in the case of each purchase, the Servicer shall have delivered to the Agent on or prior to such purchase, in form and substance satisfactory to the Agent, a completed Monthly Receivables Report with respect to the immediately preceding Collection Period, dated within 51 days prior to the date of such purchase together with a listing by Obligor of all Receivables and a current completed Interim Receivables Report and such additional information as may reasonably be requested by the Agent;

                  (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                           (i) the representations and warranties contained in Exhibit III are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date;

                           (ii) the representations and warranties of the originator in the Purchase and Sale Agreement are true and correct on and as of the date of such purchase or reinvestment as though made on and as of such date; and

                           (iii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event.

                  (c) the Purchase and Sale Agreement is in full force and effect, and the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

         The Seller represents and warrants as follows:

                  (a) The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, its organizational number is 2761406, and is duly qualified to do business, and is in good standing, as a foreign limited liability company in every jurisdiction where the nature of its business requires it to be so qualified.

                  (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's limited liability company powers, (ii) have been duly authorized by all necessary membership action, (iii) do not contravene or result in a default under or conflict with (1) the Seller's Certificate of Formation or Limited Liability Company Agreement, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, or for the perfection of the Issuer's interests under the Transaction Documents or for the perfection of the Seller's interests under the Purchase and Sale Agreement, except for the filing of the financing statements referred to in Section 1(f) of
Exhibit II.

                  (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

                  (e) There is no pending or threatened action or proceeding affecting the Seller or any of its subsidiaries before any Governmental Authority or arbitrator which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or would materially adversely affect the collectibility of the Receivables, or which affects or purports to affect the legality, validity or enforceability of the Agreement or the other Transaction Documents to which it is a party.

                  (f) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

                  (g) The Seller is the legal and beneficial owner of the Receivables, the Related Security and related Collections free and clear of any Adverse Claim; upon each purchase or reinvestment, the Issuer shall acquire a valid and enforceable perfected undivided

                                     III-1
percentage ownership interest, to the extent of the Purchased Interest, in each Receivable then existing or thereafter arising and in the Related Security (to the extent such interest may be perfected by the filing of the financing statements referred to in paragraph (f) of Exhibit II) and Collections and other proceeds, with respect thereto, free and clear of any Adverse Claim; the Agreement creates a security interest in favor of the Issuer in the items described in Section 1.2(d), and the Issuer has a first priority perfected security interest in such items, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Contract or any Receivable or the Related Security or Collections with respect thereto or any Lock-Box Account is on file in any recording office, except those filed in favor of the Issuer relating to the Agreement.

                  (h) Each Interim Receivables Report and each Monthly Receivables Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), and any information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (i) The principal place of business and chief executive office (as such terms are used in the UCC) of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address referred to in paragraph (b) of the covenants of the Seller set forth in
Exhibit IV.

                  (j) The principal place of business and chief executive office (as such terms are used in the UCC) of the Originator and the office where the Originator keeps its records concerning the Receivables are located at the address set forth on Schedule VI hereto.

                  (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts (and all related post office boxes) of the Seller at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts (and such other related post office boxes) as have been notified to the Agent in accordance with the Agreement) and all Lock-Box Accounts (and all related post office boxes) are subject to Lock-Box Agreements.

                  (l) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

                  (m) Neither the Seller nor any Affiliate of the Seller has any direct or indirect ownership or other financial interest in the Issuer.

                  (n) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations T, U or X of the Federal Reserve Board.

                                     III-2

                  (o) Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Balance, is an Eligible Receivable at the time of the calculation.

                  (p) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest, or from the application of the proceeds therefrom, which constitutes a Termination Event.

                  (q) The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with generally accepted accounting principles.

                  (r) The Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

                  (s) The Seller has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents to which it is a party and that are applicable to it.

                  (t) The Seller's complete company name is set forth in the preamble to the Agreement, and the Seller does not use and has not during the last six years used any other company name, corporate name, trade name, doing business name or fictitious name, except as set forth on Schedule III and except for names first used after the date of the Agreement and set forth in a notice delivered to the Agent pursuant to paragraph(r)(ii) of Exhibit IV.

                  (u) Prior to a transfer pursuant to the Purchase and Sale Agreement, the Originator shall be the legal and beneficial owner of the Receivables, the Related Security and related Collections sold by the Originator to the Seller pursuant to the Purchase and Sale Agreement free and clear of any lien, security interest or encumbrance and the Purchase and Sale Agreement is effective to, and shall, transfer to the Seller (and the Seller shall acquire) from the Originator all right, title and interest of the Originator in each such Receivable, Related Security and Collections with respect thereto free and clear of any lien, security interest or encumbrance.

                  (v) With respect to each Receivable sold by the Originator to the Seller, the Seller shall have paid or promised to pay to the Originator at the time of such sale reasonably equivalent value in consideration of the transfer of such Receivable.

                  (w) CRCC owns 100% of the outstanding membership interest of the Seller.

                  (x) As of the date hereof, the Seller has a tangible net worth of at least $10,000, as determined in accordance with generally accepted accounting principles.

         The Servicer represents and warrants as follows:

                  (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified.

                                     III-3

                  (b) The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party (i) are within the Servicer's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) the Servicer's charter or by-laws, (2) any law, rule or regulation applicable to the Servicer, (3) any contractual restriction binding on or affecting the Servicer or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Servicer.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Servicer of the Agreement or any other Transaction Document to which it is a party.

                  (d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms.

                  (e) The balance sheets of the Servicer and its subsidiaries as at December 31, 2002, and the related statements of income and retained earnings of the Servicer and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Servicer and its subsidiaries as at such date and the results of the operations of the Servicer and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 2002 there has been no material adverse change in the business, operations, property or financial or other condition or operations of the Servicer or any of its subsidiaries, the ability of the Servicer to perform its obligations under the Agreement or the other Transaction Documents to which it is a party or the collectibility of the Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents to which it is a party.

                  (f) There is no pending or threatened action or proceeding affecting the Servicer or any of its subsidiaries before any Governmental Authority or arbitrator which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or would materially adversely affect the collectibility of the Receivables, or which affects or purports to affect the legality, validity or enforceability of the Agreement or the other Transaction Documents to which it is a party.

                  (g) Each Interim Receivables Report and each Monthly Receivables Report (if prepared by the Servicer or one of its Affiliates, or to the extent that information contained therein is supplied by the Servicer or an Affiliate), and any information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Agent in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a

                                     III-4
material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (h) The Servicer is not in violation of any order of any court, arbitrator or Governmental Authority.

                  (i) Neither the Servicer nor any Affiliate of the Servicer has any direct or indirect ownership or other financial interest in the Issuer.

                  (j) The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

                  (k) The Servicer has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.

                  (l) Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Balance, is an Eligible Receivable at the time of the calculation.

                  (m) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of the Purchased Interest or from the application of the proceeds therefrom, which constitutes a Termination Event.

                                     III-5

                                   EXHIBIT IV

                                    COVENANTS

         Covenants of the Seller. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Agent and any other Indemnified Party or Affected Person shall be paid in full:

                  (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its organizational existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Seller to perform its obligations under any related Contract or under the Agreement.

                  (b) Offices, Records and Books of Account; Etc. The Seller (i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement and keep its State of organization at the State set forth in Section 1(a) of Exhibit III or, upon at least 30 days' prior written notice of a proposed change to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest of the Issuer in the Receivables and related items (including without limitation the items described in Section 1.2(d)) have been taken and completed and (ii) shall provide the Agent with at least 30 days' written notice prior to making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a merger) which could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the UCC; each notice to the Agent pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller will also file and maintain in effect all filings, and take all such other actions, as may be necessary to protect the validity and perfection of its ownership interest in the Receivables purchased from the Originator pursuant to the terms of the Purchase and Sale Agreement. The Seller also will maintain and implement or will cause to be maintained and implemented administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

                  (d) Ownership Interest, Etc. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain, in favor of the Issuer, a valid and enforceable undivided ownership interest, to the extent of the Purchased Interest, in the Receivables and the Related Security and Collections and other proceeds with respect thereto, and a first priority perfected security interest in the items described in Section 1.2(d), in each case free and clear of any Adverse Claim including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Issuer under the Agreement as the Issuer, through the Agent, may request.

                  (e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under, any item described in Section 1.2(d) (including without limitation the Seller's undivided interest in any Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph (e).

                  (f) Extension or Amendment of Receivables. Except with respect to actions by the Servicer that are permitted as provided in Section 4.2 of this Agreement, the Seller shall not approve any action by the Servicer which would extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any related Contract.

                  (g) Change in Business or Credit and Collection Policy. The Seller shall not make any material change in the character of its business or in the Credit and Collection Policy, or any change in the Credit and Collection Policy that would adversely affect the enforceability of any related Contract or the ability of the Seller to perform its obligations under any related Contract or under the Agreement; provided that the Seller may make any of the changes described above to the extent such change is required in order to comply with applicable laws. Notwithstanding any of the foregoing, the Seller shall not make any material change in the Credit and Collection Policy that would adversely affect the collectibility of any Receivable.

                  (h) Audits. (i) The Seller shall, from time to time during regular business hours as reasonably requested by the Agent, permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time during regular business hours as reasonably requested by the Agent, permit certified public accountants or other auditors acceptable to the Agent to conduct (at Seller's expense once each year or if a Termination Event has occurred) a review of its books and records with respect to the Receivables. The Agent, or its agents and representatives, may (and the Agent (or such other Person who may be designated from time to time by Issuer) shall, upon the request of

Issuer) conduct a review of the type described hereinabove whenever Issuer or the Agent, as the case may be, in its and their reasonable judgment, deem such review appropriate.

                  (i) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account (or any related post office box) from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or the Originator or payments to be made to any Lock-Box Account (or related post office box), unless the Agent shall have consented prior thereto in writing (such consent not to be unreasonably withheld or delayed) and the Agent shall have received copies of all agreements and documents (including without limitation Lock-Box Agreements) that it may request in connection therewith.

                  (j) Deposits to Lock-Box Accounts. The Seller shall (i) instruct or cause to be instructed all Obligors to make payments of all Receivables to one or more Lock-Box Accounts directly or to post office boxes to which only Lock-Box Banks have access (and shall instruct the-Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections of Receivables received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement.

                  (k) Marking of Records. At its expense, the Seller shall mark or cause the Servicer to mark the master data processing records relating to Receivables and related Contracts, including with a legend, as mutually agreed upon, evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement and directing all inquiries to the Originator's Treasurer or Manager of General Credit for further details. The Originator's Treasurer and Manager of General Credit shall at all times keep in their possession copies of the Transaction Documents.

                  (l) Separateness. The Seller hereby acknowledges that the Issuer is entering into the transactions contemplated by the Agreement in reliance upon the Seller's identity as a separate legal entity from the Originator, CRCC or any CITGO Entity (as defined below). Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the Issuer may from time to time reasonably request to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Originator, CRCC and their respective Affiliates (other than the Seller) (each of the Originator, CRCC and their respective Affiliates (other than the Seller) shall be referred to herein as a "CITGO Entity"), and not just a division of any CITGO Entity. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in paragraph (a) above, the Seller shall:

                           (i) compensate all consultants and agents directly, from the Seller's bank accounts, for services provided to the Seller by such consultants and agents and, to the extent any consultant or agent of the Seller is also a consultant or agent of any CITGO Entity, allocate the compensation of such consultant or agent between the Seller and such CITGO Entity on a basis which reflects the services rendered to the Seller and such CITGO Entity;

                           (ii) maintain office space separate and apart from the offices of CRCC through which the Seller's business will be conducted;

                           (iii) allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and any CITGO Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                           (iv) at all times have at least one member of its Management Committee (an "Independent Manager") who is acceptable to the Agent and is a natural person who, for the five-year period prior to his or her appointment as Independent Manager has not been, and during the continuation of his or her service as Independent Manager is not: (A) a director, officer or employee of CRCC or any of its subsidiaries or affiliates (other than the Seller or any other special purpose subsidiary of CRCC engaged primarily in the securitization of assets or other financing activities); (B) is not a beneficial owner at the time of such individual's appointment as an Independent Manager, or at any time thereafter while serving as an Independent Manager, or more than 2% of the voting securities of CRCC or any of its subsidiaries or affiliates; (C) is not affiliated with a significant customer, supplier or creditor of CRCC or any of its subsidiaries or affiliates; (D) is not affiliated with a company of which CRCC or any of its subsidiaries or affiliates is a significant customer or supplier; (E) does not have any significant personal services contract(s) with CRCC or any of its subsidiaries or affiliates; and (F) is not a spouse, parent, sibling or child of any person described in (A) through (E) above;

                           (v) ensure that all company actions are duly authorized by its Management Committee;

                           (vi) maintain the Seller's books and records separate from those of any CITGO Entity;

                           (vii) prepare its financial statements separately from those of other CITGO Entities and insure that any consolidated financial statements of the Originator that include the Seller indicate the Seller is a special-purpose finance subsidiary;

                           (viii) except as herein specifically otherwise provided, not commingle funds or other assets of the Seller with whose of any other CITGO Entity and not maintain bank accounts or other depository accounts to which any CITGO Entity is an account party, into which any CITGO Entity makes deposits or from which any CITGO Entity has the power to make withdrawals;

                           (ix) not permit any CITGO Entity to pay any of the Seller's operating expenses (except pursuant to allocation arrangements that comply with the requirements of subparagraph
                  (i) and (iii) of this paragraph (l)); and

                           (x) not permit the Seller to be named as an insured on the insurance policy covering the property of any CITGO Entity, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to the Seller.

                  (m) Net Worth. At all times, the Seller will have a tangible net worth of $10,000 as determined in accordance with generally accepted accounting principles.

                  (n) Consideration. With respect to each Receivable sold by the Originator to the Seller, the Seller will pay to the Originator reasonably equivalent value in consideration of the transfer of such Receivable.

                  (o) Other Agreements. The Seller will not enter into or be a party to any agreement or instrument other than the Agreement, the Purchase and Sale Agreement and other documents or instruments contemplated thereby or amend, modify or waive any provision in any thereof, or give any approval or consent or permission provided for in any thereof.

                  (p) Other Business. The Seller will not engage in any business or enterprise or enter into any transaction other than as contemplated by the Agreement and the Purchase and Sale Agreement.

                  (q) Certificate of Formation and Limited Liability Company Agreement. The Seller will not amend its Certificate of Formation or Limited Liability Company Agreement other than in compliance with the terms hereof.

                  (r) Reporting Requirements. The Seller will provide to the Agent (in multiple copies, if requested by the Agent) the following:

                           (i) as soon as possible and in any event within five days after the occurrence of each Termination Event or event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event, a statement of the treasurer of the Seller setting forth details of such Termination Event or event and the action that the Seller has taken and proposes to take with respect thereto;

                           (ii) at least thirty days prior to any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                           (iii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Agent may from time to time reasonably request;

                           (iv) promptly after the Seller obtains knowledge thereof, notice of any (A) litigation, investigation or proceeding which may exist at any time between the Seller and any Governmental Authority which, if not cured or if adversely determined, as the case maybe, is reasonably likely to have a Material Adverse Effect; or (B) litigation or proceeding which is reasonably likely to have a Material Adverse Effect (C) litigation or proceeding relating to any Transaction Document; and

                           (v) promptly after the occurrence thereof, notice of any event which is reasonably likely to have a Material Adverse Effect.

                  (s) Limited Payments. The Seller will not make any cash payment to or otherwise transfer any funds to any of its Affiliates except for
(i) payments of the purchase price under the Purchase and Sale Agreement, (ii) repayments of amounts owed under the Subordinated Note in accordance with the terms thereof or (iii) dividends, which are declared by the Seller's board of directors in accordance with all formalities of limited liability company law; provided that the Seller shall not make any such payment under clause (ii) above at any time with the funds which are required to be set aside for the benefit of, or otherwise to be distributed to, the Issuer, the Agent or any other Indemnified Party or Affected Person pursuant to Section 1.4(b) or Section 1.4(d).

                  (t) Negative Pledge of Seller's Membership Interest. Create, or permit to be created, any Adverse Claims with respect to any share of Seller's membership interest (whether now owned or hereafter acquired), any cash dividends or stock dividends received or receivable in connection with Seller's membership interest, unless the holder(s) of such Adverse Claim(s) shall have entered into an intercreditor agreement with the Agent and Issuer in form and substance satisfactory to the Agent.

                  (u) Negative Pledge of Subordinated Notes. Create, or permit to be created, any Adverse Claims with respect to any of the Subordinated Notes (including any payment or distribution in connection therewith), unless the holder(s) of such Adverse Claim(s) shall have entered into an intercreditor agreement with the Agent and Issuer in form and substance satisfactory to the Agent.

         Covenants of the Servicer. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Agent and any other Indemnified Party or Affected Person shall be paid in full:

                  (a) Compliance with Laws, Etc. The Servicer shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables or the enforceability of any related Contract or the ability of the Servicer to perform its obligations under any related Contract or under the Agreement.

                  (b) Records. The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Servicer under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

                  (d) Ownership Interest, Etc. The Servicer shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided ownership interest, to the extent of the Purchased Interest, in the Receivables and the Related Security and Collections and other proceeds with respect thereto, and a first priority perfected security interest in the items described in Section 1.2(d), in each case free and clear of any Adverse Claim, in favor of the Issuer, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Issuer under the Agreement as the Issuer, through the Agent, may request.

                  (e) Extension or Amendment of Receivables. Except as provided in Section 4.2 of the Agreement, the Servicer shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any related Contract.

                  (f) Audits. (i) The Servicer shall, from time to time during regular business hours as reasonably requested by the Agent, permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Receivables and the Related Security or the Servicer's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Servicer having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time during regular business hours as reasonably requested by the Agent, permit certified public accountants or other auditors acceptable to the Agent to conduct (at the Servicer's expense once each year or if a Termination Event has occurred) a review of its books and records with respect to the Receivables. The Agent, or its agents and representatives, may (and the Agent (or such other Person who may be designated from time to time by Issuer) shall, upon the request of Issuer) conduct a review of the type described hereinabove whenever Issuer or the Agent, as the case may be, in its and their reasonable judgment, deem such review appropriate.

                  (g) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account (or any related post office box) from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or the Originator or payments to be made to any Lock-Box Account (or related post office box), unless the Agent shall have consented prior thereto in writing (such consent not to be unreasonably withheld or delayed) and the Agent shall have received copies of all agreements and documents (including without limitation Lock-Box Agreements) that it may request in connection therewith.

                  (h) Deposits to Lock-Box Accounts. The Servicer shall (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections of Receivables received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement.

                  (i) Marking of Records. At its expense, the Servicer shall mark the master data processing records relating to Receivables and related Contracts, including with a legend, as mutually agreed upon, evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement and directing all inquiries to the Originator's Treasurer or Manager of General Credit for further details. The Originator's Treasurer and Manager of General Credit shall at all times keep in their possession copies of the Transaction Documents.

                  (j)      Merger, Sale of Assets. The Servicer shall not:

                           (i) be a party to any merger or consolidation, except that, so long as no Termination Event has occurred or would occur immediately after giving effect thereto or would result therefrom, the Servicer may merge with any other Person, provided that the Servicer is the survivor of such merger; or

                           (ii) sell, transfer, assign or convey all or substantially all of its assets.

                  (k) Reporting Requirements. The Servicer will provide to the Agent (in multiple copies, if requested by the Agent) the following:

                           (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Servicer, balance sheets of the Servicer and its subsidiaries as of the end of such quarter and statements of income and retained earnings of the Servicer and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the treasurer of the Servicer; provided, that, to the extent CITGO is the Servicer and CITGO or any Affiliate thereof has delivered such balance sheets or statements to the Agent, the Servicer shall have no obligation under this clause (i) to provide such balance sheets or statements, as the case may be, to the Agent;

                           (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Servicer, a copy of the annual report for such year for the Servicer and its subsidiaries, containing financial statements for such year audited by Deloitte & Touche LLP or other independent certified public accountants reasonably acceptable to the Agent; provided, that to the extent CITGO is the Servicer and CITGO or any Affiliate thereof has delivered such annual report to the Agent, the Servicer shall have no obligation under this clause (ii) to provide such annual report to the Agent;

                           (iii) (A) on the 5th day of every month (or if such day is not a Business Day on the immediately succeeding Business Day), an Interim Receivables Report setting forth information as of the 15th day of the immediately preceding calendar month, (B) on the 20th day of every month (or if such day is not a Business Day on the immediately succeeding Business Day), a Monthly Receivables Report for the immediately preceding Collection Period and (C) upon the request of the Agent, a daily report showing the calculation of the Purchased Interest as of the close of business on the immediately preceding Business Day (which shall be calculated using the Required Loss Reserve and the Required Dilution Reserve as most recently calculated hereunder);

                           (iv) as soon as possible and in any event within five days after the occurrence of each Termination Event or an Unmatured Termination Event, a statement of the treasurer of the Servicer setting forth details of such Termination Event or event and the action that the Servicer has taken and proposes to take with respect thereto;

                           (v) promptly after the sending or filing thereof, copies of all reports that the Servicer sends to any of its security holders, and copies of all other reports and registration statements that the Servicer or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                           (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Servicer or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Servicer or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Servicer or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Servicer and/or any such Affiliate in excess of $5,000,000;

                           (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Servicer or any of its Affiliates as the Agent may from time to time reasonably request;

                           (viii)   promptly after the Servicer obtains
                  knowledge thereof, notice of any (A) litigation, investigation or proceeding which may exist at any time between the Servicer and any Governmental Authority which, if not cured or if adversely determined, as the case may be, is reasonably likely to have a Material Adverse Effect; or (B) litigation or proceeding which is reasonably likely to have a Material Adverse Effect or (C) litigation or proceeding relating to any Transaction Document;

                           (ix) on or before March 31 of each year an Agreed Upon Procedures Report; and

                           (x) promptly after the occurrence thereof, notice of any event which is reasonably likely to have a Material Adverse Effect.

                                    EXHIBIT V

                               TERMINATION EVENTS

            Each of the following shall be a "Termination Event":

                  (a) (i) The Servicer (if CITGO or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement under the Agreement, (ii) any Person which is the Servicer shall fail to make when due any payment or deposit (including without limitation, any deposit or transfer required to be made to any Lock-Box Account or the Administration Account, as applicable) to be made by it under the Agreement or (iii) CITGO shall fail to transfer to any successor Servicer when required any rights, pursuant to the Agreement, which CITGO then has as Servicer; or

                  (b) The Seller shall fail to make any payment required under the Agreement; or

                  (c) Any representation or warranty made or deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with the Agreement or any information or report delivered by the Seller or the Servicer pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                  (d) The Seller shall fail to perform or observe any other material term, covenant or agreement contained in the Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after receiving notice or becoming aware of such failure, (or, with respect to a failure to deliver the Interim Receivables Report or the Monthly Receivables Report pursuant to the Agreement, such failure shall remain unremedied for five days); or

                  (e) The Seller, the Servicer, the Originator or any of their subsidiaries shall fail to pay any principal of or premium or interest on any of their Debt which is outstanding in a principal amount of at least $35,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (but regardless of whether such failure is waived or the holder(s) of such Debt in any other manner excuse such failure); or any other event (other than an event which is administrative in nature and is not material to the transactions under this Agreement, as determined by the Agent), shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt unless waived by the Agent; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) The Agreement or any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Purchased Interest in each Receivable and the Related Security and Collections and other proceeds with respect thereto, free and clear of any Adverse Claim or (ii) cease to create with respect to the items described in Section 1.2(d), or the interest of the Issuer with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim; or

                  (g) The Seller, the Servicer or the Originator or any of their subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Servicer or the Originator or any of their subsidiaries seeking to declare it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, the Servicer or the Originator or any of their subsidiaries shall take any organizational action to authorize any of the actions set forth above in this paragraph (g); or

                  (h) At any time (i) the average of the Sales-Based Default Ratios of the three most recently ended Collection Periods shall exceed 0.75% or (ii) the average of the Dilution Ratios of the three most recently ended Collection Periods shall exceed 1.20% or (iii) the average of the Delinquency Ratios of the three most recently ended Collection Periods shall exceed 8.00% or (iv) the average of the Loss-to-Liquidation Ratios of the three most recently ended Collection Periods shall exceed 0.50%; or

                  (i) The Purchased Interest shall exceed 100% and such circumstance shall not have been cured within two (2) Business Days; or

                  (j) The Originator shall fail to comply with any of the covenants set forth in Section 7.02 of that certain Credit Agreement dated as of December 11, 2002 among CITGO Petroleum Corporation, Bank of America, NA, as Administrative Agent, and the other financial institutions party thereto, as the same has been amended by that certain Amendment dated as of January 29, 2003 (the "Revolver"), as in effect on January 29, 2003, or as otherwise modified with the consent of the Agent hereunder; provided, however, if, after the date hereof, the Revolver is replaced with a similar revolving credit facility (the "New Revolver") and the Agent approves the covenants contained in the New Revolver which are similar in nature to the foregoing covenants, such similar covenants in the New Revolver shall replace the covenants described above; or

                  (k) At any time, there shall be a material adverse change in (i) the financial condition, operations or prospects of the Originator or
(ii) the collectibility of the Receivables; or

                  (l) At any time, there shall be an occurrence of a Servicer Resignation Event as defined in Section 4.1(c) of the Agreement; or

                  (m) At any time, less than 65% of the voting stock of any class of PDV America shall be owned, directly or indirectly, by Petroleos de Venezuela, S.A.; or

                  (n) At any time, less than 65% of the voting stock of any class of the Originator shall be owned, directly or indirectly, by PDV America; or

                  (o) The Seller shall at any time cease to be a direct or indirect subsidiary of the Originator; or

                  (p) The Internal Revenue Service shall at any time file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Originator or the Seller and such lien shall not have been released within 10 Business Days; or

                  (q) The Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Originator and, within 10 Business Days of the earlier of the filing of such lien or such indication of intent to file notice of such lien, such lien shall not have been released or such indication shall not have been revoked, as applicable.

                                   EXHIBIT VI

                              DIRECT DILUTION ITEMS

         Calculation of Direct Dilution Items. The following Direct Dilution Items shall be calculated as set forth herein and such amounts shall be included in each Interim Receivables Report and each Monthly Receivables Report:

                  (a) Image Allowance Program Rebates Amount. The Image Allowance Program Rebates Amount for each Collection Period shall equal the sum of (i) the 12 month rolling average, as reflected on the Originator's books and records as of the last day of each such month, of the aggregate incentive rebates to distributors of "CITGO" branded gasoline for volumes sold through their qualified retail locations to the motoring public and (ii) the product of
(A) 3 and (B) the standard deviation of the amount described in clause (i) above.

                  (b) Premium Unleaded Rebates Amount. The Premium Unleaded Rebates Amount for each Collection Period shall equal the sum of (i) the 12 month rolling average, as reflected on the Originator's books and records as of the last day of each such month, of the aggregate rebates to distributors of "CITGO" branded gasoline for the sale of incremental volumes of premium unleaded gasoline and (ii) the product of (A) 3 and (B) the standard deviation of the amount described in clause (i) above.

                  (c) Net Outs Amount. The Net Outs Amount for each Collection Period shall equal the sum of (i) the 12 month rolling average, as reflected on the Originator's books and records as of the last day of each such month, of the total amount of netting out of receivables with payables between the Originator and distributors of "CITGO" branded gasoline and (ii) the product of (A) 3 and (B) the standard deviation of the amount described in clause (i) above.

                  (d) Co-op Credits Amount. The Co-op Credits Amount for each Collection Period shall equal the sum of (i) the 12 month rolling average, as reflected on the Originator's books and records as of the last day of each such month, of the aggregate co-op credits to distributors of "CITGO" branded gasoline based on sales volumes and (ii) the product of (A) 3 and (B) the standard deviation of the amount described in clause (i) above.

                  (e) Credit Card Credits Amount. The Credit Card Credits Amount for each Collection Period shall equal the sum of (i) the 12 month rolling average, as reflected on the Originator's books and records as of the last day of each such month, of the credits to distributors of "CITGO" branded gasoline for charges debited to retail customers' credit card accounts for the first 5 days of each Collection Period and (ii) the product of (A) 3 and (B) the standard deviation of the amount described in clause (i) above.

                  (f) Branded Discounts Amount. The Branded Discounts Amount for each Collection Period shall equal 1% of the total sales of Branded Receivables arising during the prior Collection Period.

                  (g) Miscellaneous Amount. The Miscellaneous Amount shall equal the sum of (i) the 12 month rolling average, as reflected on the Originator's books and records as of the last day of each such month, of the dilutive items not related to sales and not covered by items (a) through (f) above and (ii) the product of (A) 3 and (B) the standard deviation of the amount described in clause (i) above.

                                   EXHIBIT VII

                    SUPPLEMENTAL PERFECTION REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

         In addition to the representations, warranties and covenants contained in Exhibit III and Exhibit IV hereof, the Seller and the Servicer, as applicable, hereby makes the following additional representations, warranties and covenants:

                  1.       Receivables; Lock-Box Accounts.

                  (a) The Receivables constitute "accounts", "general intangibles" or "tangible chattel paper", each within the meaning of the applicable UCC.

                  (b) Lock-Box Accounts. Each Lock-Box Account constitutes a "deposit account" within the meaning of the applicable UCC.

                  2. Creation of Security Interest. The Seller owns and has good and marketable title to the Receivables and Lock-Box Accounts (and the related post office boxes), free and clear of any Adverse Claim. The Agreement creates a valid and continuing security interest (as defined in the applicable
UCC) in the Receivables and the Lock-Box Accounts (and the related post office boxes) in favor of the Issuer, which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Seller.

                  3.       Perfection.

                  (a) General. The Seller has or has caused or will or will cause within ten days after the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law and enter into Lock-Box Agreements in order to perfect the sale of the Receivables from the Originator to the Seller pursuant to the Purchase and Sale Agreement and the security interest granted by the Seller to the Issuer in the Receivables hereunder.

                  (b) Tangible Chattel Paper. With respect to any Receivable that constitutes "tangible chattel paper", the Servicer is in possession of the original copies of the tangible chattel paper that constitute or evidence such Receivables, and the Seller has filed and has caused the Originator to file, or will file or will cause the Originator to file within ten days after the date hereof, the financing statements described in paragraph (a) above, each of which will contain a statement that: "A purchase of or a grant of a security interest in any property described in this financing statement will violate the rights of the Issuer." The Receivables to the extent they are evidenced by "tangible chattel paper" do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Purchaser.

                  (c) Lock-Box Accounts. With respect to all Lock-Box Accounts (and all related post office boxes), the Seller has delivered to the Agent, on behalf of the Issuer, a fully executed Lock-Box Agreement pursuant to which the applicable Lock-Box Bank has agreed,

                                     VII-1
following the occurrence and continuation of a Termination Event, to comply with all instructions given by the Agent with respect to all funds on deposit in such Lock-Box Account (and all funds sent to the respective post office box), without further consent by the Seller or the Servicer.

                  4.       Priority.

                  (a) Other than the transfer of the Receivables by the Originator to the Seller pursuant to the Purchase and Sale Agreement and the grant of security interest by the Seller to the Issuer in the Receivables and Lock-Box Accounts (and the related post office box) hereunder, neither the Seller nor the Originator has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Receivables or Lock-Box Accounts (and the related post office box) to any other Person.

                  (b) Neither the Seller nor the Originator has authorized, or is aware of, any filing of any financing statement against the Seller or the Originator that include a description of collateral covering the Receivables or all other collateral pledged to the Issuer pursuant to the Transaction Documents, other than any financing statement filed pursuant to the Purchase and Sale Agreement and the Agreement or financing statements that have been validly terminated prior to the date hereof.

                  (c) The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller or the Originator.

                  (d) None of the Lock-Box Accounts (and the related post office boxes) are in the name of any Person other than the Seller or the Agent. Neither the Seller, the Servicer or the Originator has consented to any Lock-Box Bank's complying with instructions of any person other than the Agent.

                  5. Survival of Supplemental Representations. Notwithstanding any other provision of the Agreement or any other Transaction Document, the representations contained in this Exhibit VII shall be continuing, and remain in full force and effect until such time as all the Capital has finally been paid in full and all other obligations of the Seller under the Agreement or any other Transaction Documents have been fully performed.

                  6. No Waiver. The parties to the Agreement: (i) shall not, without obtaining a written confirmation of the then-current rating of the Notes by the rating agencies then rating the Notes, waive any of the representations set forth in this Exhibit VII; (ii) shall provide the rating agencies rating the Notes with prompt written notice of any breach of any representations set forth in this Exhibit VII, and (iii) shall not, without obtaining a written confirmation of the then-current rating of the Notes by the rating agencies then rating the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Exhibit VII.

                  7. Seller or Servicer to Maintain Perfection and Priority. In order to evidence the interests of the Issuer under this Agreement, the Seller or Servicer shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, without limitation, such actions as are

                                     VII-2
requested by the Agent (on behalf of the Issuer)) to maintain and perfect, as a first-priority interest, the Issuer's security interest in the Receivables, and all other collateral pledged to the Issuer pursuant to the Transaction Documents. The Seller or Servicer shall, from time to time and within the time limits established by law, prepare and present to the Agent for the Agent's authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement in the, or other filings necessary to continue, maintain and perfect the Issuer's security interest in the Receivables, and all other collateral pledged to the Issuer pursuant to the Transaction Documents as a first-priority interest. The Agent's approval of such filings shall authorize the Seller or Servicer to file such financing statements under the UCC without the signature of the Seller, the Originator or the Agent where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, neither the Seller, the Servicer, nor the Originator, shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Agent.

                                     VII-3

                                   SCHEDULE I

                          CREDIT AND COLLECTION POLICY

                                   SCHEDULE II

                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

                                  SCHEDULE III

                                   TRADE NAMES

CITGO Funding Corporation

                                   SCHEDULE IV

                        SPECIAL CONCENTRATION PERCENTAGES

None.

                                   SCHEDULE V

                           DESCRIPTION OF RECEIVABLES

As used in the Agreement, Receivables shall include all receivables originated by the following "Customer Groups" of the Originator:

A.       Using the "CITGO" tradename

  CODE                          CUSTOMER GROUPS
  ----                          ---------------
CLOS-BR              CITGO Light Oil Sales - Branded Marketer

B.       Not using the "CITGO" tradename

  CODE                                  CUSTOMER GROUPS
  ----                                  ---------------
CLOS-UB                     CITGO Light Oil Sales - Unbranded
CLOS-UM                     CITGO Light Oil Sales - Unbranded Marketer
CLOC-AV                     CITGO Light Oil Commercial - Aviation
CLOC-CM                     CITGO Light Oil Commercial - Commercial
CLOC-CR                     CITGO Light Oil Commercial - Commercial Resale
CLOC-RF                     CITGO Light Oil Commercial - Racing Fuel
CSAD-AV                     CITGO Supply & Dist. - Aviation
CSAD-CR                     CITGO Supply & Dist. - Commercial Resale
CSAD-DM                     CITGO Supply & Dist. - Domestic
CSAD-EX                     CITGO Supply & Dist. - Exchange Sales
CSAD-MI                     CITGO Supply & Dist. - Misc. Sales

                                   SCHEDULE VI

          LIST OF OFFICES WHERE RECORDS CONCERNING RECEIVABLES ARE KEPT

CITGO PETROLEUM CORPORATION
6100 South Yale Avenue
Tulsa, Oklahoma 74136

CITGO FUNDING COMPANY, L.L.C.
6100 South Yale Avenue
Tulsa, Oklahoma 74136

                                     ANNEX A

            FORM OF NOTICE OF REQUEST TO INCREASE PURCHASED INTEREST

                                   (Attached)

                                     ANNEX A

                           Form of Notice For Initial
                            And Incremental Purchases

Societe Generale
181 West Madison Street
Suite 3400
Chicago, Illinois 60602
Attention: Asset Securitization

         Re: Receivables Purchase Agreement dated as of February 28, 2003 among CITGO Funding Company, L.L.C., as Seller, CITGO Petroleum Corporation, as Servicer, Asset One Securitization, LLC, as Issuer and Societe Generale, as Agent (the "Agreement")

Ladies and Gentlemen:

                  This Notice is delivered to you pursuant to Section 1.2 of the Agreement. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein will have the respective meanings assigned to them in the Agreement.

                  The Seller hereby requests that [the initial] [an incremental] purchase be made by the Issuer on _________, 20__ in the amount of $__________, for Receivables.

                  The Purchased Interest after giving effect to the incremental purchase proposed hereby shall be [_____________].

                  The Seller hereby certifies and warrants that on the date on which the purchase requested hereby is made (and the Seller, by accepting the payment of the purchase price relating to such purchase, will be deemed to have certified that), (i) the representations and warranties of the Seller contained in Exhibit III of the Agreement are correct on and as of the date of such purchase as though made on and as of such date, (ii) the Seller is in compliance with the covenants set forth in Exhibit IV of the Agreement and (iii) all applicable conditions precedent to such purchase have been fully satisfied.

                  The Seller agrees that if, prior to the time that the purchase requested hereby is made, any matter certified to herein will not be true and correct at such time as if then made, it will immediately so notify the Issuer and the Agent.

                                   Annex A-1

                  Please wire transfer the proceeds of the requested purchase to the Seller's account indicated below:

                           Seller's account
Amount to be        -------------------------------       Name, Address, etc.
Transferred         Name                Account No.       of Transferee Bank
-----------         ----                -----------       ------------------
$__________         ____                ___________       __________________

                                                          __________________

                                                          __________________

                                                          __________________

                                                          __________________

                                                          Attention:________

                  The Seller has caused this notice to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly authorized officer this ______ day of _________________, 20__.

                                        CITGO FUNDING COMPANY, L.L.C.

                                        By:_____________________________________
                                           Name:
                                           Title:
                                           Phone No.:
                                           Fax No.:

                                   Annex A-2

                                     ANNEX B

                FORM OF NOTICE OF REDUCTION OF PURCHASED INTEREST

                                   (Attached)

                                     ANNEX B

                           Form of Notice of Election
                             of Reduction in Capital

Societe Generale
181 West Madison Street
Suite 3400
Chicago, Illinois 60602
Attention: Asset Securitization

         Re: Receivables Purchase Agreement dated as of February 28, 2003 among CITGO Funding Company, L.L.C., as Seller, CITGO Petroleum Corporation, as Servicer, Asset One Securitization, LLC, as Issuer and Societe Generale, as Agent (the "Agreement")

Gentlemen:

                  This notice is delivered to you pursuant to Section 1.4(f)(i). Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein will have the respective meanings assigned to them in the Agreement.

                  The undersigned hereby notifies you that pursuant to Section 1.4(f)(i) of the Agreement, it has elected to reduce a Portion of Capital by $__________ (the "Reduction Amount") and, therefore, commencing on _______________, 20__, reinvestment of Collections with respect to such Portion of Capital shall be suspended until the amount of Collections not so reinvested shall equal the Reduction Amount.

                  This notice has been executed and delivered by a duly authorized officer of the undersigned this ____ day of _____________, 20__.

                                          CITGO FUNDING COMPANY, L.L.C.,
                                             as Seller

                                          By:___________________________________
                                             Title:

                                   Annex B-1

                                     ANNEX C

                           FORM OF LOCK-BOX AGREEMENT

                                   (Attached)

                                     ANNEX C

                            FORM OF LOCKBOX AGREEMENT

                                     [DATE]

[LOCKBOX BANK NAME AND
ADDRESS]

         Re:      Lockbox Agreement (this "Agreement")
                  for Lockbox Number(s) [_________] and [_________]
                  Lockbox Account Number(s) [_________] and [_________]

Ladies and Gentlemen:

                  CITGO PETROLEUM CORPORATION, a Delaware corporation ("Originator"), hereby notifies you that in connection with certain transactions involving the trade receivables of Originator, Originator hereby transfers exclusive ownership and control of its lockbox number(s) [_________] and [_________] (the "Lockbox") and the corresponding lockbox account number(s) [_________] and [_________] maintained with you (the "Lockbox Account") to CITGO Funding Company, L.L.C. ("SPV") (or its assigns or designees), and SPV hereby notifies you that in connection with such transactions SPV hereby transfers exclusive dominion and control of the Lockbox and the Lockbox Account to Societe Generale, in its capacity as agent for and on behalf of certain other parties (the "Agent"). Originator has agreed to act as initial servicer of such receivables for SPV and the Agent (Originator, or any successor servicer, the "Servicer"). Originator shall have no ownership of, or rights in, the Lockbox or Lockbox Account or any funds therein.

                  In connection with the foregoing, SPV and the Agent hereby jointly instruct you, beginning on the date hereof until you are otherwise notified by the Agent in writing, (i) to change the name on the Lockbox and the Lockbox Account to "CITGO Funding Company, L.L.C. and Societe Generale, as Agent for and on behalf of certain parties"; (ii) to follow your usual operating procedures for the handling of any checks, except as modified by this Agreement;
(iii) to follow your usual procedures in the event the Lockbox, the Lockbox Account or any check should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process, except as modified by this Agreement; (iv) to collect the monies, checks, instruments and other items of payment mailed to the Lockbox; (v) to maintain the Lockbox Account as a "Deposit Account" (as defined in Section 9-102 of the Uniform Commercial Code as in effect in the State of New York (the "Applicable UCC")); (vi) to deposit in the Lockbox Account all such monies, checks, instruments and other items of payment (unless

                                   Annex C-1
otherwise instructed by the Agent); and (vii) to transfer all collected and available funds in the Lockbox Account in accordance with the instructions of the Servicer; provided, however, that, at all times from and after the date of your receipt of notice from the Agent of termination of the Servicer's access to the Lockbox and Lockbox Account, which notice may be in the form attached hereto as Annex A or in any other form that gives you reasonable notice of such termination (the "Agent's Notice"), such funds shall be transferred by you directly to the Agent, at its address set forth below its signature hereto or as the Agent otherwise notifies you, or otherwise in accordance with the instructions of the Agent. You are hereby further instructed to permit the Servicer and the Agent to obtain upon request any information relating to the Lockbox and the Lockbox Account, including, without limitation, any information regarding the balance or activity of the Lockbox Account.

                  Originator and SPV also hereby jointly notify you that notwithstanding anything herein or elsewhere to the contrary, the Agent, or any party designated in writing by the Agent, shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox and the Lockbox Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox and the Lockbox Account. At all times from and after the date of your receipt of the Agent's Notice, neither Originator (including, in its capacity as Servicer), SPV nor any of our respective affiliates shall be given any access to the Lockbox or Lockbox Account.

                  The Agent's Notice may be personally served or sent by facsimile or U.S. mail, certified return receipt requested, to the address or facsimile number set forth under your signature to this letter agreement (or to such other address or facsimile number as to which you shall notify the Agent in writing). If the Agent's Notice is given by facsimile or electronic mail, it will be deemed to have been received when the Agent's Notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

                  The monies, checks, instruments and other items of payment mailed to the Lockbox and the funds deposited into the Lockbox Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Agent (except that you may set off the face amount of any items (including, without limitation, checks and automated clearinghouse transactions) returned unpaid because of uncollected or insufficient funds in accordance with your customary practices). To the extent that funds in the Lockbox Account are insufficient, Originator shall pay you for such returned items. All service charges and fees with respect to the Lockbox and Lockbox Account shall continue to be payable by Originator under the arrangements currently in effect. Originator hereby authorizes you, without prior notice, from time to time to debit any other account Originator may have with you for the amount or amounts due you under the two preceding sentences.

                  By executing this Agreement, you (a) irrevocably waive and agree not to assert, claim or endeavor to exercise, (b) irrevocably bar and estop yourself from asserting, claiming or exercising and (c) acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien, security interest or other purported form of claim with respect to the Lockbox or Lockbox Account or any funds from time to time therein (except for security interests which

                                   Annex C-2
have been terminated on or prior to the date hereof). You agree to give the Agent and SPV prompt notice if the Lockbox or the Lockbox Account becomes subject to any writ, judgment, warrant of attachment, execution or similar process. Except for your right to payment of your service charges and fees from Originator and to make deductions for returned items, you shall have no rights in the Lockbox or Lockbox Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent.

                  In addition, as collateral security for SPV's obligations to the Agent and certain other persons in connection with the transactions referenced in the first paragraph of this Agreement, SPV hereby grants to the Agent a present and continuing security interest in (a) the Lockbox and the Lockbox Account, (b) all general intangibles and privileges in respect of the Lockbox or the Lockbox Account, and (c) all cash, checks, money orders and other items of value of SPV now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise, in the possession or under the control of, or in transit to you or any agent, bailee or custodian thereof in respect of the Lockbox or the Lockbox Account, and all proceeds of the foregoing (collectively, "Receipts"). You acknowledge and agree that (i) the Agent has "Control" (as defined in Section. 9-104 of the Applicable UCC) of the Lockbox Account and you are required to comply with the instructions of the Agent directing disposition of the funds in the Lockbox Account without further consent by the Originator, Servicer, SPV or any affiliate thereof and (ii) you shall at all times maintain the Lockbox Account as a "Deposit Account" (as defined in Section 9-102 of the Applicable UCC). The Agent hereby appoints you as the Agent's bailee for the Lockbox, Lockbox Account and all Receipts for the purpose of perfecting the Agent's security interest in such collateral, and you hereby accept such appointment and agree to be bound by the terms of this Agreement. SPV hereby agrees to such appointment and further agrees that you, on behalf of the Agent, shall be entitled to exercise, as directed in accordance with the terms of this Agreement, any and all rights which the Agent may have in connection with the transactions referenced in the first paragraph of this Agreement or under applicable law with respect to the Lockbox, Lockbox Account, all Receipts and all other collateral described in this paragraph.

                  You will not be liable to Originator, SPV or the Agent for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to your performance under this Agreement other than those Damages which result directly from your acts or omissions constituting gross negligence. In no event will you be liable for any special, indirect, exemplary or consequential Damages, including but not limited to lost profits.

                  Originator shall indemnify you against, and hold you harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorneys' fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning this Agreement, the Lockbox or the Lockbox Account. Originator agrees to pay to you, upon receipt of your invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by you in connection with the preparation and administration (including any amendments) and enforcement of this Agreement. This paragraph does not apply to any cost or damage attributable to your negligence or intentional misconduct. Originator's obligations under this paragraph shall survive termination of this Agreement.

                                   Annex C-3

                  Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against SPV, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against SPV, you may act as you deem necessary to comply with all applicable provisions of governing statutes and shall be held harmless from any claim of any of the parties for so doing, provided that you shall not release any funds other than in accordance with (i) this Agreement or (ii) an order of a court of competent jurisdiction.

                  You hereby agree not to institute or join any other person or entity in instituting, any suit pursuant to Title 11, United States Code, or any similar suit or proceeding under then applicable state or federal law providing for the relief of debtors or the protection of creditors, against SPV prior to the date which is one year and one day after payment of all obligations of SPV to the Agent (and the parties for which it is acting as agent) are paid in full. This section shall survive any termination of this Agreement.

                  You may terminate this Agreement upon 30 days' prior written notice to SPV and the Agent. The Agent may terminate this Agreement upon 30 days' prior written notice to SPV and you. Neither SPV nor the Servicer may terminate this Agreement, except with the written consent of the Agent and upon 30 days' prior written notice to you and the Agent. Originator may not terminate this Agreement. Incoming mail addressed to the Lockbox or Lockbox Account (including, without limitation, any direct funds transfer to the Lockbox Account) received after any such termination shall be forwarded in accordance with the Agent's instructions.

                  You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent (which consent shall not be unreasonably withheld) of the Agent and SPV. Originator (except to the extent of its limited capacity as Servicer) shall not assign or transfer its rights and obligations hereunder without your consent and the consent of the Agent. Neither SPV nor Servicer shall not assign or transfer its rights or obligations hereunder without the consent of the Agent. The Agent may at any time assign its rights and obligations hereunder upon notice to the other parties hereto. Subject to the preceding sentences, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

                  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and may not be altered, modified or amended in any respect, nor except as set forth in the preceding paragraph may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by you, SPV and the Agent of a written instrument so providing. The terms and conditions of any agreement between Originator and/or SPV and you (a "Lockbox Service Agreement") (whether now existing or executed hereafter) with respect to the lockbox arrangements, to the extent not inconsistent with this Agreement, are made part of this Agreement with respect to matters not explicitly covered in this Agreement. In the event that any provision in this Agreement is in conflict with, or inconsistent with, any provision of any such Lockbox Service Agreement, this Agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by

                                   Annex C-4
any other party to carry out the purposes of this Agreement or to preserve and protect the rights of each party hereunder.

                  Except as otherwise expressly provided herein, notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be (a) personally served, (b) sent by courier service, (c) sent by facsimile or electronic mail or (d) sent by United States mail and shall be deemed to have been given when (a) delivered in person, (b) delivered by courier service, (c) upon confirmation by telephone or other electronic means of receipt of the telex, facsimile or electronic mail or (d) five business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed); provided, however, that notices to the Agent hereunder shall not be effective until actually received by the Agent. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other parties.

                  This Agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the internal laws of the State of New York. The SPV, the Agent and you agree that New York is your "jurisdiction" for purposes of Section 9-304 of the Applicable UCC. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of the signature pages of this Agreement by telecopier or other electronic means shall be equally effective as delivery of a manually executed counterpart.

                  Please evidence your agreement to the terms of, and acknowledge receipt of, this Agreement by signing in the space provided below.

Very truly yours,

CITGO PETROLEUM CORPORATION,
as Originator and Servicer

By:___________________________
Name:_________________________
Title:________________________

6100 South Yale Avenue
Tulsa, Oklahoma  74136
Telephone No. (918) 495-5012
Facsimile No. (918) 495-5559

                                   Annex C-5

CITGO FUNDING COMPANY, L.L.C.

By:___________________________
Name:_________________________
Title:________________________

P.O. Box 22071
Tulsa, Oklahoma 74121-2071
Telephone No. (918) 495-5012
Facsimile No. (918) 495-5559

                                   Annex C-6

SOCIETE GENERALE, as Agent

By:___________________________________
Name:_________________________________
Title:________________________________


181 West Madison Street
Suite 3400
Chicago, Illinois 60602
Telephone No.: (312) 578-5000
Facsimile No.: (312) 578-5099
Attention: Asset Securitization Group

ACKNOWLEDGED AND AGREED:

[NAME OF LOCKBOX BANK]

By:___________________________________
Name:_________________________________
Title:________________________________
Date:_________________________________

[ADDRESS]
Attention: [__________]
Telephone: [__________]
Telecopy: [___________]

                                   Annex C-7

                                                                      ANNEX A TO
                                                               LOCKBOX AGREEMENT

[NAME AND ADDRESS OF LOCKBOX BANK]

         Re:      Lockbox Agreement for
                  Lockbox Numbers [___________] and [___________]
                  and Lockbox Account Numbers [___________] and [___________]

Ladies and Gentlemen:

         Reference is made to the Lockbox Agreement, dated [______________], 2003 (the "Lockbox Agreement"), among CITGO PETROLEUM CORPORATION, CITGO FUNDING COMPANY, L.L.C., the undersigned, as Agent, and you concerning the above-described lockboxes and lockbox accounts. We hereby give you notice of the termination of the Servicer's access to the Lockbox and Lockbox Accounts as provided in the Lockbox Agreement.

         We hereby instruct you not to permit any other party to have access to the above-described lockboxes and lockbox accounts and to make all payments to be made by you out of or in connection thereunder directly to the undersigned upon our instructions, at our address set forth above.

                                                Very truly yours,

                                                SOCIETE GENERALE, as Agent

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                   Annex C-8

                                    ANNEX D-1

                       FORM OF INTERIM RECEIVABLES REPORT

                                    ANNEX D-2

                       FORM OF MONTHLY RECEIVABLES REPORT

                                     ANNEX E

                        FORM OF GENERAL CORPORATE OPINION

                                     ANNEX F

                  FORM OF ENFORCEABILITY AND PERFECTION OPINION

                                     ANNEX G

                 FORM OF TRUE SALE AND NONCONSOLIDATION OPINION

                                     ANNEX H

                          FORM OF LLC AGREEMENT OPINION

                                     ANNEX I

                          FORM OF CHOICE OF LAW OPINION